SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC  20549


                                    Form 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934


       Date of Report (Date of earliest event reported) September 1, 1999


            Paine Webber Income Properties Seven Limited Partnership
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


     Delaware                       0-15037                   04-2870345
--------------------------------------------------------------------------------
(State or other jurisdiction)     (Commission                (IRS Employer
    of incorporation              File Number)              Identification No.)



265 Franklin Street, Boston, Massachusetts                            02110
--------------------------------------------------------------------------------
(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code (617) 439-8118


            (Former name or address, if changed since last report)

                                    FORM 8-K
                                 CURRENT REPORT

            PAINE WEBBER INCOME PROPERTIES SEVEN LIMITED PARTNERSHIP

ITEM 2 - Disposition of Assets

Colony Apartments - Mount Prospect, Illinois

Disposition Date - September 1, 1999

     On September 1, 1999, Chicago Colony Apartments Associates, a joint venture in which the Partnership has an interest, sold its operating investment property, the Colony Apartments, located in Mount Prospect, Illinois, to an unrelated party for $41.5 million. The sale generated net proceeds to the Partnership of approximately $18,343,000, after the repayment of the outstanding first mortgage loan of approximately $16,309,000, accrued interest of approximately $107,000, closing proration adjustments of approximately $1,064,000, closing costs of approximately $367,000 and a payment of approximately $5,310,000 to the Partnership's non-affiliated co-venturer partner for its share of the net proceeds in accordance with the terms of the joint venture agreement. The Partnership will make a special distribution of $19,440,128, or $512.00 per original $1,000 investment, to the Limited Partners on September 15, 1999. Of the $512.00 total, $483.10, is from the sale of Colony Apartments and $28.90 is from Partnership reserves that exceed future requirements.

      As previously reported, with the improvements in the apartment segment of the real estate market and the strong local job market in this northwest Chicago suburb, the Partnership and its co-venture partner had decided to market Colony Apartments for sale during fiscal 1998. A national real estate firm was selected to market the property and comprehensive sale efforts began in June 1998. As a result of these sale efforts, ten offers were received. These prospective purchasers were then requested to submit best and final offers. After completing an evaluation of the best and final offers, the Partnership and its co-venture partner selected an offer. However, after protracted negotiations, the Parntership ard its co-venture partner were unable to finalize a purchase and sale agreement with this prospective buyer. In November 1998, the Partnership and its co-venture partner then re-opened discussions with the other prospective buyers who had previously submitted best and final offers. Two of these prospective buyers expressed interest. Again, however, after extensive discussions with them, neither prospect wanted to acquire the property on terms acceptable to the Partnership and its co-venture partner.

      Subsequent to calendar year-end, the Partnership and the co-venture partner decided to re-market the property for sale. However, after initial re-marketing efforts, the Partnership and its co-venture partner decided to defer new sale efforts until the Spring. In the meantime, a new real estate firm with a strong background in selling apartment properties was selected and new sales materials were prepared. The new marketing campaign was undertaken on April 21, 1999. Colony Apartments was then widely marketed to over 200 prospective purchasers. Of these prospects, approximately 61 requested and received the complete marketing package. Seventeen offers were subsequently received from these prospective buyers of which five submitted best and final offers. After interviewing each prospective buyer and conducting a review of their financial capabilities and previous acquisitions, the Partnership and its co-venture partner selected an offer. A purchase and sale contract was subsequently negotiated with this unrelated third-party prospective purchaser and an agreement was signed on June 28, 1999. In accordance with the provisions of the purchase and sale agreement, the prospective buyer completed its due diligence work within 15 days and made a non-refundable deposit of $500,000. The only contingency was for approval by the lender for an assumption of the first mortgage loan as part of the sale transaction. The lender subsequently gave its approval, and the sale closed on September 1, 1999.

                                    FORM 8-K
                                 CURRENT REPORT

            PAINE WEBBER INCOME PROPERTIES SEVEN LIMITED PARTNERSHIP


      As discussed further in the Partnership's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, the Partnership has been focusing on a sale of Colony Apartments, its remaining real estate investment, and a liquidation of the Partnership. With the sale of the Colony Apartments property completed, a formal liquidation of the Partnership has been undertaken. This liquidation is being finalized and is expected to be completed by the end of calendar year 1999. As part of the liquidation, a final distribution of approximately $20.00 per original $1,000 investment, or approximately $760,000, is expected to be made by early December 1999. This distribution will represent the Partnership's remaining reserves after paying final operating expenses and liquidation related costs as well as the Partnership's share of Colony's property operations through the September 1, 1999 date of sale. A post-closing reconciliation of Colony's property operations is currently underway.

ITEM 7 - Financial Statements and Exhibits

(a)   Financial Statements:  None

   (b) Exhibits:

      (1) Purchase and Sale Agreement by and between Chicago Colony Apartments Associates and Home Properties of New York, L.P., dated June 28, 1999.

      (2) Special Warranty Deed by Chicago Colony Apartments Associates to The Colony of Home Properties, L.L.C., dated September 1, 1999.

      (3) Quitclaim Bill of Sale from Chicago Colony Apartments Associates to The Colony of Home Properties, L.L.C., dated September 1, 1999.

      (4) Assignment and Assumption of Tenant Leases and Security Deposits by and between Chicago Colony Apartments Associates and The Colony of Home Properties, L.L.C., dated September 1, 1999.

      (5) Assignment and Assumption of Contracts and Intangibles by and between Chicago Colony Apartments Associates and The Colony of Home Properties, L.L.C., dated September 1, 1999.

      (6) Assignment, Assumption and Release Agreement between and among Chicago Colony Apartments Associates, The Colony of Home Properties, L.L.C. and John Hancock Mutual Life Insurance Company, dated August 1, 1999.

      (7) Indemnification Agreement by The Colony of Home Properties, L.L.C. for the benefit of Chicago Colony Apartments Associates, Paine Webber Income Properties Seven Limited Partnership and Chicago Colony Apartments Company, L.P., dated August 1, 1999.

      (8) Closing Statement between Chicago Colony Apartments Associates and The Colony of Home Properties, L.L.C., dated September 1, 1999.

                                    FORM 8-K

                                 CURRENT REPORT

            PAINE WEBBER INCOME PROPERTIES SEVEN LIMITED PARTNERSHIP




                                   SIGNATURES



      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                  PAINE WEBBER INCOME PROPERTIES SEVEN LIMITED PARTNERSHIP
                  --------------------------------------------------------
                                        (Registrant)


                    By: SEVENTH INCOME PROPERTIES FUND, INC.
                        ------------------------------------
                               (General Partner)



                              By: /s/ Walter V. Arnold
                                  --------------------
                                  Walter V. Arnold
                                  Senior Vice President and
                                  Chief Financial Officer







Date:  September 10, 1999

                          PURCHASE AND SALE AGREEMENT

                                BY AND BETWEEN
                 CHICAGO COLONY APARTMENTS ASSOCIATES (SELLER)
                                      AND
                   HOME PROPERTIES OF NEW YORK, L.P. (BUYER)



                               COLONY APARTMENTS
                            MT. PROSPECT, ILLINOIS

                                TABLE OF CONTENTS

                                                                      Page
                                                                      ----

ARTICLE 1                                                               2
DEFINITIONS                                                             2

ARTICLE 2                                                               4
PURCHASE AND SALE                                                       4

ARTICLE 3                                                               5
PURCHASE PRICE; DEPOSIT; ADJUSTMENTS                                    5

ARTICLE 4                                                               8
PRECLOSING OPERATION                                                    8

ARTICLE 5                                                               9
ACCESS, INSPECTION, DILIGENCE                                           9

ARTICLE 6                                                               14
TITLE AND SURVEY                                                        14

ARTICLE 7                                                               17
CONDITIONS PRECEDENT AND CLOSING                                        17

ARTICLE 8                                                               21
CASUALTY AND CONDEMNATION                                               21

ARTICLE 9                                                               22
BROKERAGE COMMISSIONS                                                   22

ARTICLE 10                                                              23
DEFAULT, TERMINATION AND REMEDIES                                       23

ARTICLE 11                                                              23
REPRESENTATIONS AND WARRANTIES                                          24

ARTICLE 12                                                              28
MISCELLANEOUS                                                           28

ARTICLE 13                                                              32
IRS FORM 1099-S DESIGNATION                                             32

LIST OF EXHIBITS

EXHIBIT A - THE LAND
EXHIBIT B - PERSONAL PROPERTY
EXHIBIT C - EARNEST MONEY ESCROW  INSTRUCTIONS
EXHIBIT D - RENT ROLL
EXHIBIT E-  EXISTING LOAN  DOCUMENTS
EXHIBIT F - FORM OF SPECIAL  WARRANTY DEED
EXHIBIT G - FORM OF BILL OF SALE
EXHIBIT H - FORM OF ASSIGNMENT OF LEASES
EXHIBIT I - FORM OF ASSIGNMENT OF CONTRACTS AND INTANGIBLES
EXHIBIT J - FORM OF NON-FOREIGN AFFIDAVIT
EXHIBIT K - FORM OF 1099-S DESIGNATION AGREEMENT

                           PURCHASE AND SALE AGREEMENT

                                Colony Apartments


      THIS PURCHASE AND SALE AGREEMENT (this Agreement) is entered into as of the 28th day of June, 1999 by and between Seller and Buyer, upon the following terms and conditions:

      WHEREAS, Seller desires to sell and Buyer desires to purchase, the Property (hereinafter defined) on the terms and conditions hereinafter set forth;

      NOW THEREFORE, in consideration of the mutual undertakings, covenants and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

      References in this Agreement to the following terms shall have the following meanings:


Buyer:                  Home Properties of New York, L.P., a New York limited
-----                   partnership

Deposit:                See Section 3.1
-------

Documents:              all  books,  records,  plans,  studies,  site  analyses,
---------               certificates  of  occupancy,  property tax  information,
                        permits,  existing title  insurance  policies,  existing
                        surveys, existing zoning analyses,  existing engineering
                        reports,  existing  code  compliance  reports,  building
                        specifications,  Property Contracts,  Leases, agreements
                        or other instruments or documents  contained in Seller's
                        files  relating  to  the  construction,   operation  and
                        maintenance of the Property in each case, to the extent the same are in Seller's possession or control.

Environmental
Requirements:           All   laws,   ordinances,    statutes,   codes,   rules,
------------            regulations,  agreements,  judgments, orders and decrees
                        now or hereafter enacted,  promulgated,  or amended,  of
                        the United States, the states, the counties,  the cities
                        or any other  political  subdivisions  in which the Real
                        Property is located and any other political subdivision,
                        agency or instrumentality  exercising  jurisdiction over
                        the owner of the Real Property, the Real Property or the
                        use of the Real  Property  relating  to  pollution,  the
                        protection  or  regulation  of  human  health,   natural
                        resources   or  the   environment,   or  the   emission,
                        discharge,  release or threatened release of pollutants,
                        contaminants,   chemicals   or   industrial,   toxic  or
                        hazardous substances or waste or Hazardous Materials into the environment (including, without limitation, ambient air, surface water, ground water or land or soil).

Escrowed Amount:        See Section 3.1
---------------

Existing Loan:          That certain loan in the  original  principal  amount of
-------------           $17,4000,000.00 from Lender to Seller,  evidenced by the
                        Note and secured by the Mortgage  and the Existing  Loan
                        Documents.

Existing Loan
Documents:              That certain  Promissory Note (the Note) in the original
----------              principal  amount of  $17,400,000,  dated as of July 31,
                        1995 made by Seller in favor of Lender  secured  by: (y)
                        that certain Mortgage,  Security Agreement and Financing
                        Statement (the Mortgage) dated as of even date therewith
                        encumbering the Real Property, and (z) any and all other
                        documents  and  instruments   evidencing,   security  or
                        relating  to the  Existing  Loan  from  Lender to Seller
                        executed in  connection  therewith,  listed on Exhibit E
                        attached  hereto and  incorporated herein by  reference.

Hazardous Substances: Any substance which is or contains: (i) any hazardous -------------------- substance as now or hereafter defined in Section 101(14)
                        of    the    Comprehensive    Environmental    Response,
                        Compensation,  and Liability Act of 1980, as amended (42
                        U.S.C.   Section  9601  et  seq.)  or  any   regulations
                        promulgated  under CERCLA;  (ii) any hazardous  waste as
                        now or hereafter  defined in the  Recourse  Conservation
                        and  Recovery  Act (42 U.S.C.  Section  6901 et seq.) or
                        regulations  promulgated under RCRA; (iii) any substance
                        regulated by the Toxic Substances Control Act (15 U.S.C.
                        Section 2601 et. seq.);  (iv)  gasoline,  diesel fuel or
                        other petroleum hydrocarbons;  (v) asbestos and asbestos
                        containing  materials,  in any form,  whether friable or
                        nonfriable;  (vi) polychlorinated biphenyls; (vii) radon
                        gas; and (viii) any  additional  substances or materials
                        which are now or hereafter  classified  or considered to
                        be hazardous or toxic under  Environmental  Requirements
                        or the common law, or any other  applicable  law related
                        to the  Property.  Hazardous  Materials  shall  include,
                        without limitation, any substance, the presence of which
                        on  the   Real   Property:   (A)   requires   reporting,
                        investigation   or   remediation   under   Environmental
                        Requirements;   (B)  causes  or  threatens  to  cause  a
                        nuisance on the Real Property or adjacent property or poses or threatens to pose a hazard to the health or safety of persons on the Real Property or adjacent property; or (C) if emanated or migrated from the Real
                        Property, could constitute a trespass.

Improvements:           All  buildings,   structures   and  other   improvements
------------            situated  upon the Land and all  fixtures,  systems  and
                        facilities owned by Seller and located on the Land.

Intangible Property:    All of Seller's  right,  title and interest,  if any, in
--------------------    all  intangible  assets of any  nature  relating  to the
                        Land,  the   Improvements  or  the  Personal   Property,
                        including,  without  limitation,  all of Seller's right,
                        title and interest in all (i) warranties relating to the
                        Improvements  or Personal  Property in the possession of
                        Seller,   (ii)  all  licenses,   permits  and  approvals
                        relating to the Real Property, (iii) the use of the name
                        Colony    Apartments,    and   (iv)   all    plans   and
                        specifications, in each case to the extent that Seller may legally transfer the same.

Land:                   All of the land  described on Exhibit A attached  hereto
----                    located  at 475  Enterprise  Drive,  Mt.  Prospect,  IL,
                        together with all  privileges,  rights,  easements,  and
                        appurtenances  belonging  to such  land  and all  right,
                        title  and  interest  (if any) of  Seller  in and to any
                        streets,  alleys,  passages,  and other rights-of-way or
                        appurtenances  included  in,  adjacent  to  or  used  in
                        connection  with  such  land and all  right,  title  and
                        interest   (if  any)  of  Seller  in  all   mineral  and
                        development rights appurtenant to such land.

Leases:                 All of Seller's rights in all leases and other occupancy
------                  agreements   covering   any   portion  of  the  Land  or
                        Improvements.

Lender:                 John   Hancock   Mutual  Life   Insurance   Company,   a
------                  Massachusetts corporation.

Personal Property:      All   furniture,   carpeting,   appliances,   equipment,
-----------------       machinery,   inventories,   supplies,  signs  and  other
                        tangible  personal property of every kind and nature, if
                        any, owned by Seller and installed,  located at and used
                        in  connection   with  the  ownership,   occupation  and
                        operation  of  the  Real  Property,  including,  without
                        limitation,  the Personal  Property  listed on Exhibit B
                        attached   hereto.    Personal   Property   specifically
                        excludes: (i) any items of personal property owned by tenants at or on the Real Property, and (ii) any items of personal property owned by third parties and leased to Seller.

Property:               The Real Property,  the Personal  Property,  the Leases,
--------                 the Tenant  Deposits,  the Intangible  Property and the
                        Property Contracts known as Colony Apartments, located at 475 Enterprise Drive, Mount Prospect, Illinois.

Property Contracts: All of Seller's rights, if any, in all service, supply ------------------ and equipment rental, management, operating and leasing contracts affecting the Property, to the extent that (i)
                        Seller is entitled to  transfer  the same to Buyer,  and
                        (ii) Buyer does not elect to have Seller terminate them in accordance with Section 4.3 below.

Purchase Price:         $41,500,000.00
---------------

Real Property:          The Land and the Improvements.
-------------

Seller:                 Chicago  Colony  Apartments   Associates,   an  Illinois
------                  general partnership.

Tenant Deposits:        Seller's rights to unapplied security deposits under the
---------------         Leases.

Title Company:          Ticor Title Insurance Company
-------------           203 North LaSalle Street
                        Suite 1390
                        Chicago, IL  60601


                                    ARTICLE 2

                                PURCHASE AND SALE

      2.1 Seller hereby agrees to sell and convey the Property to Buyer and Buyer hereby agrees to buy the Property from Seller for the Purchase Price and otherwise subject to the covenants, provisions, terms and conditions contained herein.


                                    ARTICLE 3

                      PURCHASE PRICE; DEPOSIT; ADJUSTMENTS

      3.1 Deposit. Contemporaneously with the execution and delivery of this Agreement (and as a condition precedent to the effectiveness of this Agreement), Buyer shall deposit immediately available funds with the Title Company (hereinafter the Escrow Agent) the sum of Five Hundred Thousand and 00/100 Dollars ($500,000) (the Deposit) to secure Buyer's obligations under this Agreement. The Escrow Agent shall hold the Deposit in a segregated interest bearing money market account with an FDIC insured bank reasonably acceptable to Buyer and Seller. The Deposit and all interest accrued on the Deposit (collectively, the Escrowed Amount) shall be maintained by the Escrow Agent in such account or accounts until the Escrow Agent is required to cause the Escrowed Amount to be disbursed pursuant to the terms and conditions of this Agreement and the Earnest Money Escrow Instructions attached hereto as Exhibit
C. The Escrowed Amount shall be applied to the Purchase Price if the Closing occurs, as provided in Section 3.2(c) below.

      3.2 Purchase Price. The Purchase Price, subject to adjustment as provided herein, shall be as specified in Article 1 above and shall be paid on the Closing Date (as hereinafter defined) in the following manner:

            (a) Buyer shall assume the payment of the existing principal balance of the Existing Loan as of the Closing Date (the Loan Principal Balance), and the payment of interest accruing thereon from and after the Closing Date and shall agree to perform, assume and observe all obligations of the Seller under the Existing Loan Documents evidencing, relating to or securing the Existing Loan.

            (b) Buyer shall pay to Seller in United States dollars by wire transfer of federal funds, the Purchase Price less the Loan Principal Balance (the Cash Balance).

            (c) The Escrowed Amount shall be applied towards the Cash Balance.

      3.3 Tax Proration. All due and payable real estate taxes, all general and special assessments on the Land and ad valorem taxes, if any, on the Personal Property (based on the most recent ascertainable taxes) attributable to the Property through the Closing Date shall be prorated and adjusted as of the Closing Date. In no event shall Seller be charged with or be responsible for any increase in the taxes on the Property resulting from the sale of the Property or from any improvements made or leases entered into on or after the Closing Date. If the tax statements for the fiscal year during which the Closing Date occurs are not finally determined, then the tax figures for the immediately prior fiscal year shall be used for the purposes of prorating taxes on the Closing Date, provided that there shall be no further adjustment to be made after the Closing Date. Any tax refunds or proceeds (including interest thereon) on account of a favorable determination resulting from a challenge, protest, appeal or similar proceeding relating to taxes and assessments relating to the Property
(i) for all tax periods occurring prior to the applicable tax period in which the Closing occurs shall be retained by and paid exclusively to Seller and (ii) for the applicable tax period in which the Closing occurs shall be prorated as of the Closing Date after reimbursement to Seller and Buyer, as applicable, for all fees, costs and expenses (including reasonable attorneys' and consultants' fees) incurred by Seller or Buyer, as applicable, in connection with such proceedings such that Seller shall retain and be paid that portion of such tax refunds or proceeds as is applicable to the portion of the applicable tax period prior to the Closing Date and Buyer shall retain and be paid that portion of such tax refunds or proceeds as is applicable to the portion of the applicable tax period from and after the Closing Date. Neither Seller nor Buyer shall settle any tax protests or proceedings in which taxes for the tax period for which the other party is responsible are being adjudicated without the consent of such party, which consent shall not be unreasonably withheld, conditioned or delayed. After the Closing, Buyer shall be responsible for and control any tax protests or proceedings for any period for which taxes are adjusted between the parties under this Agreement and for any later period. Buyer and Seller shall cooperate in pursuit of any such proceedings and in responding to reasonable requests of the other for information concerning the status of and otherwise relating to such proceedings; provided, however, that neither party shall be obligated to incur any out-of-pocket fees, costs or expenses in responding to the requests of the other.

      3.4 Contract Proration. To the extent Property Contracts are not terminated pursuant to Section 4.3, prepaid or past due amounts under any Property Contracts which are assigned to Buyer at Closing shall be prorated and adjusted as of the Closing Date.

      3.5 Utility Proration. To the extent reasonably feasible, the Seller shall cause all meters for electricity, gas, water, sewer or other public utility usage at the Property to be read as of the day immediately preceding the Closing Date, and the Seller shall pay all charges for such utilities which have accrued on or prior to the Closing Date; provided, however, that if and to the extent such charges are paid directly by tenants, no such reading or payment shall be required. If the utility companies are unable or refuse to read meters for which payment by the Seller is required, all charges for such utilities to the extent unpaid shall be prorated and adjusted as of the Closing Date based on the most recent bills therefor and no further adjustment shall be made. The Seller shall provide notice to the Buyer within five (5) days of the Closing Date setting forth (i) whether utility meters will be read as of the Closing Date and (ii) a copy of the most recent bill for any utility charges which are to be prorated and adjusted as of the Closing Date.

      3.6 Income and Expense Proration. Collected rents for the then current and any future period, security deposits which have not been previously applied by Seller, prepaid rentals, interest under the Existing Loan Documents, and all expenses and other charges in connection with the operation of the Property shall be apportioned and shall be adjusted as of the Closing Date, and the net amount thereof, if in favor of Seller, shall be added to the Purchase Price, or if in favor of Buyer, shall be deducted from the Purchase Price. From and after Closing all security deposits credited to Buyer shall thereafter be deemed transferred to Buyer and Buyer shall assume and be solely responsible for the payments of security deposits to tenants in accordance with the Leases and applicable law. Seller shall be entitled to retain or if transferred to Buyer receive a credit for any utility deposits and any deposits for third parties under any of the Property Contracts. Seller shall receive a credit for the full amount of any escrows or reserves held by or on behalf of Lender. In addition to the foregoing, at Closing the Purchase Price shall be increased by the amount of uncollected or past due rent; provided, however, that no adjustment shall be made for rent which is more than two (2) months past due. Seller shall be entitled to attempt to collect all rents and other charges which are more than two (2) months past due but shall not be entitled to pursue eviction proceedings in connection with such collection efforts.

      3.7 Prorations Generally. A statement of prorations and other adjustments shall be prepared by Seller in conformity with the provisions of this Article 3 and submitted to Buyer for review and approval not less than two (2) business days prior to the Closing Date. For purposes of making prorations, Buyer shall be deemed to be in title to the Property and entitled to the income from and responsible for the expenses thereof, on the Closing Date.

      3.8   Closing Costs.
            -------------

            (a) Seller shall pay: (i) state and county transfer tax imposed in connection with the consummation of the transaction contemplated hereby (the State Transfer Tax), (ii) recording charges for documents to clear title, evidence Seller's authority or enable Seller to convey, (iii) the costs of a standard owners title policy, (iv) the costs of an ALTA As-Built Survey per ALTA/ACSM 1997 Minimum Standard Detail Requirements
      (v) its legal fees and expenses related to the negotiation and preparation of this Agreement and all documents required to close the transaction contemplated hereby, and (vi) 50% of the escrow fees of the Escrow Agent.

            (b) Buyer shall pay: (i) 50% of the escrow fees of the Escrow Agent,
      (ii) charges to record the deed, and evidence of Buyer's existence or authority, (iii) Buyer's legal fees and expenses related to the negotiation of this Agreement and all documents required to close the transaction contemplated hereby, (iv) all costs related to the Buyer's inspection and due diligence, including, without limitation, the cost of appraisals, architectural, engineering, credit and environmental reports,
      (v) all costs associated with additional title insurance coverages or endorsements as well as the cost of a new lenders title policy or any required endorsements to the Lenders existing policy, (vi) all costs and expenses in connection with the assumption of the Existing Loan (including, but not limited to application fee, the assumption fee, title costs and legal costs), and (vii) any local transfer tax imposed by the Village of Mt. Prospect or mortgage tax other than the State Transfer Tax and other taxes associated with the assumption of the Existing Loan Documents.

            (c) All other closing costs shall be paid by Seller or Buyer in accordance with the custom in the jurisdiction where the Property is located.


                                    ARTICLE 4

                              PRECLOSING OPERATION

      4.1 Leases. A rent roll (the Rent Roll) containing a list of all occupants of the Property and all Tenant Deposits held pursuant to the Leases as of the date hereof is attached hereto as Exhibit D. During the pendency of this Agreement, Seller may enter into Leases with new tenants or modifications of Leases with existing tenants substantially in accordance with Seller's existing leasing practices, provided that in all events any new or modified Leases shall
(i) be at or near market rent, (ii) be for a term of not more than one (1) year (with respect to residential Leases only), and (iii) on the Seller's current standard form of lease. Notwithstanding the foregoing, Seller agrees to obtain Buyer's prior written consent to any Leases that provide for a term in excess of one (1) year, which consent Buyer agrees shall not be unreasonably withheld, and Buyer's consent shall be deemed to have been granted if Buyer has not responded within five (5) Business Days following the submission of a proposed Lease to Buyer for approval.

      4.2 Conduct of Business. At all times prior to Closing, Seller shall continue (a) to conduct business with respect to the Property in the same manner in which said business has been heretofore conducted, (b) to insure the Property substantially as currently insured, and (c) maintain the Property in its current condition, reasonable wear and tear and damage by casualty excepted, including ordinary preparation for occupancy of residential units vacated prior to Closing.

      4.3 Property Contracts. Seller shall make copies of all Property Contracts available for Buyer to review promptly after the date hereof. On or before the Diligence Date (as defined below), unless Buyer has provided written notice to Seller of Buyer's election to terminate this Agreement, Buyer shall provide written notice to Seller of the Property Contracts that Buyer desires to have terminated by Seller, and Seller will terminate the Property Contracts so identified at or before Closing, provided that such Property Contracts may be terminated without cost or liability to Seller and if there is cost or liability to Seller, Buyer shall be responsible for any such liability. At Closing, Seller shall assign and Buyer shall assume the Property Contracts, except those Property Contracts which Seller has agreed to terminate. Buyer and Seller shall indemnify, defend and hold the other harmless from and against any and all claims under the Property Contracts which relate to its respective period of ownership. Notwithstanding the foregoing, Seller's existing management contract and exclusive brokerage contract for the Property shall be terminated by Seller effective as of the Closing Date. Seller shall not, during the pendency of this Agreement, enter into any Property Contracts or modifications, renewals or terminations of any existing Property Contracts, in each case that would be binding upon Buyer or the Property after Closing, without the written consent of Buyer, which consent Buyer agrees shall not be unreasonably withheld. If Buyer disapproves any such request, then Buyer's notice shall specify the reasons for such disapproval.


                                    ARTICLE 5

                          ACCESS, INSPECTION, DILIGENCE

      5.1 Access/Purchaser's Responsibilities/Purchaser's Indemnity.

            (a) From the date hereof through the Diligence Date (hereinafter defined), Seller agrees that Buyer and its authorized agents or representatives shall be entitled to enter upon the Real Property during normal business hours upon advance written notice to Seller and make such reasonable, nondestructive investigations, studies and tests including, without limitation, surveys and engineering studies as Buyer deems necessary or advisable, provided, however, that Buyer shall not be permitted to conduct physical testing without Seller's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Seller's prior written consent for physical inspections or testing may be conditioned upon receipt of a detailed description of the proposed physical inspection or testing, a list of contractors who will be performing the physical inspection or testing, evidence of insurance satisfactory to Seller, and such other information as Seller reasonably requires in connection with such proposed inspection or testing. Seller also agrees to make all Documents not previously delivered to Buyer available to Buyer or Buyer's agents during normal business hours for review and copying at Buyer's expense upon advance written notice to Seller from the date hereof through the Diligence Date.

            (b) Buyer agrees that in conducting any inspections, investigations or tests of the Property and/or the Documents, Buyer and its agents and representatives shall (i) not unreasonably interfere with the operation and maintenance of the Property, (ii) not unreasonably disturb the tenants under the Leases or unreasonably interfere with their use of the Property pursuant to their respective Leases, (iii) not damage any part of the Property or any personal property owned or held by any tenant or third party, (iv) not injure or otherwise cause bodily harm to Seller, the property manager, or their respective guests, agents, invitees, contractors and employees or any tenant or their guests or invitees, (v) maintain comprehensive general liability insurance in terms and amounts reasonably acceptable to Seller covering any accident arising in connection with the presence of Buyer, its agents and representatives on the Property, and deliver a certificate of insurance verifying such coverage to Seller prior to entry upon the Property; (vi) promptly pay when due the costs of all tests, investigations and examinations done with regard to the Property; (vii) not permit any liens to attach to the Real Property by reason of the exercise of Buyer's rights hereunder, (viii) fully restore the Property to the condition in which the same was found before any such inspection or tests were undertaken; and (ix) not reveal or disclose any information obtained during the due diligence period concerning the Property and the Documents to anyone outside Buyer's organization, except in accordance with the confidentiality standards set forth in Section 5.5 herein.

            (c) Buyer will indemnify, defend, and hold Seller and its property manager harmless from all losses, costs, liens, claims, causes of action, liability, damages and out-of pocket expenses, including, without limitation, reasonable attorneys' fees incurred by Seller as a result of the entry upon or inspections, tests or investigations of the Property conducted by or on behalf of Buyer. This indemnity obligation of Buyer shall survive the termination of this Agreement for any reason.

            (d) Buyer acknowledges and agrees that the Documents including, without limitation, the documents listed in Section 5.2 below are provided to Buyer for informational purposes only and do not constitute representations or warranties of Seller or its agents, employees or representatives of any kind as to the truth, accuracy or completeness of the Documents or the source(s) thereof. Seller has not undertaken any independent investigation as to the truth, accuracy or completeness of the Documents, and is providing the Documents solely as an accommodation to Buyer.

      5.2 Diligence. Subject to Section 5.1, above, Buyer shall promptly commence and actively pursue the following due diligence items:

            (a)   Review title and survey matters;

            (b)   Review Property Contracts;

            (c)   Obtain and review engineering reports;

            (d) Obtain and review environmental reports on oil, hazardous waste, and asbestos;

            (e) Review applicable zoning and other land use controls, and other permits, licenses, permissions, approvals and consents;

            (f)   Review all Leases affecting the Property; and

            (g)   Review the Existing Loan Documents.

      Buyer shall complete its due diligence on or before the date which is fifteen (15) days from the date hereof (the Diligence Date). Notwithstanding any other term or provision herein to the contrary, but subject to provisions of
Section 5.1(e) above, in the event that Buyer's due diligence shall reveal any matters which are not acceptable to Buyer, in Buyer's sole discretion, Buyer may elect, by written notice to Seller received by Seller on or before the Diligence Date, not to proceed with this purchase, in which event this Agreement shall terminate, the Escrow Agent shall return the Escrowed Amount to the Buyer and this Agreement shall be null and void without recourse to either party hereto (except to the extent such recourse arises in connection with a provision of this Agreement which is intended to survive termination). BUYER ACKNOWLEDGES THAT, PURSUANT TO THE TERMS OF THIS AGREEMENT, BUYER SHALL BE AFFORDED A FULL OPPORTUNITY TO INSPECT THE PROPERTY, OBSERVE ITS PHYSICAL CHARACTERISTICS AND EXISTING CONDITIONS AND CONDUCT SUCH INVESTIGATIONS AND STUDIES ON AND OF SAID PROPERTY AS IT DEEMS NECESSARY AND THAT, UNLESS BUYER TERMINATES THIS AGREEMENT PURSUANT TO THIS SECTION 5.3 BUYER SHALL BE DEEMED TO HAVE WAIVED ON THE DILIGENCE DATE ANY AND ALL OBJECTIONS TO OR COMPLAINTS REGARDING (INCLUDING, BUT NOT LIMITED TO, FEDERAL, STATE OR COMMON LAW BASED ACTIONS AND ANY PRIVATE RIGHT OF ACTION UNDER STATE AND FEDERAL LAW TO WHICH THE PROPERTY IS OR MAY BE SUBJECT, INCLUDING BUT NOT LIMITED TO, CERCLA AND RCRA) PHYSICAL CHARACTERISTICS AND EXISTING CONDITIONS, INCLUDING, WITHOUT LIMITATION, STRUCTURAL AND GEOLOGIC CONDITIONS, SUBSURFACE SOIL AND WATER CONDITIONS AND SOLID AND HAZARDOUS WASTE AND HAZARDOUS SUBSTANCES ON, UNDER, ADJACENT TO OR OTHERWISE AFFECTING THE PROPERTY. BUYER FURTHER HEREBY ASSUMES THE RISK OF CHANGES IN APPLICABLE LAWS AND REGULATIONS RELATING TO PAST, PRESENT AND FUTURE ENVIRONMENTAL CONDITIONS ON THE PROPERTY AND THE RISK THAT ADVERSE PHYSICAL CHARACTERISTICS AND CONDITIONS, INCLUDING, WITHOUT LIMITATION, THE PRESENCE OF HAZARDOUS SUBSTANCES OR OTHER CONTAMINANTS, MAY NOT HAVE BEEN REVEALED BY ITS INVESTIGATION.

      5.3   Copies of Reports/Return of Documents.
            -------------------------------------

            (a) As additional consideration for the transaction contemplated herein, Buyer shall promptly deliver to Seller copies of any and all reports, tests or studies involving structural or geologic conditions, environmental, hazardous waste or Hazardous Substances contamination of the Property and all other materials obtained in connection with Buyer's diligence, which reports, tests and studies shall be addressed to both Buyer and Seller at no cost to Seller, provided, however, that Buyer shall have no obligation to cause any such tests or studies to be performed on the Property. If such reports, tests or studies indicate the existence or reasonable potential existence of any environmental, hazardous waste or Hazardous Substance contamination of any portion of the Property, Seller may terminate this Agreement by giving written notice to Buyer within ten
      (10) business days after Buyer provides Seller with copies of such reports, tests or studies. Upon such termination, in accordance with paragraphs (b) and (c) below, the Escrowed Amount shall be promptly returned to Buyer and neither Buyer nor Seller shall have any further obligation or liability to the other hereunder, except those obligations arising under provisions of this Agreement which are expressly intended to survive termination.

            (b) If this Agreement is terminated for any reason whatsoever, Buyer shall promptly deliver to Seller all Documents delivered to Buyer or Buyer's agents, representatives or designees by Seller or Seller's agents, representatives or employees pursuant to this Agreement.

            (c) The return of the Escrowed Amount to Buyer under this Agreement shall be contingent upon Buyer's fulfillment of its obligations under
      Section 5.3(a) and (b).

      5.4 Confidentiality. Buyer acknowledges and agrees that any and all of the Documents are proprietary and confidential in nature and will be delivered to Buyer solely to assist Buyer in determining the feasibility of purchasing the Property. Further, each party hereto agrees to maintain in confidence, and not to discuss with or to disclose to any person or entity who is not a party to this Agreement, any material term of this Agreement or any aspect of the transactions contemplated hereby, except as provided in this Section. Seller may publicly disclose the existence of this Agreement provided that the identity of Buyer is not disclosed. Buyer shall not disclose to anyone other than its partners and financiers the Documents and/or any information disclosed by Seller to Buyer which is not generally known by the public regarding Seller's operations and/or the Property. Each party hereto may discuss with and disclose to its accountants, attorneys, existing or prospective lenders, investment bankers, underwriters, rating agencies, partners, consultants and other advisors to the extent such parties reasonably need to know such information and are bound by a confidentiality obligation identical in all material respects to the one created by this Section. Additionally, each party may discuss and disclose such matters to the extent necessary to comply with any requirements of the Securities and Exchange Commission or in order to comply with any law or interpretation thereof or court order. This provision shall survive termination of this Agreement but shall terminate upon the Closing. Any press release to be made regarding any matter which is the subject of the confidentiality obligation created in this Section shall be subject to the reasonable approval of Buyer and the Seller, respectively both as to timing and content.

      5.5 Buyer's Acknowledgment. BUYER ACKNOWLEDGES THAT AS OF THE DILIGENCE DATE IT HAS HAD AN OPPORTUNITY TO CONDUCT DILIGENCE ON THE PROPERTY AND IS ACQUIRING THE PROPERTY IN ITS CURRENT CONDITION BASED ON ITS DILIGENCE. BUYER FURTHER ACKNOWLEDGES THAT NEITHER SELLER NOR ITS EMPLOYEES, AGENTS OR REPRESENTATIVES HAVE MADE ANY REPRESENTATION OR WARRANTY AS TO THE CONDITION OF THE PROPERTY OR THE PRESENCE OR ABSENCE OF ANY HAZARDOUS MATERIALS ON, IN, UNDER OR WITHIN THE PROPERTY OR A PORTION THEREOF WHICH SURVIVE CLOSING HEREUNDER. THE BUYER ACKNOWLEDGES AND AGREES THAT THE PROPERTY IS TO BE CONVEYED BY THE SELLER TO THE BUYER AS IS, WITH ALL FAULTS, AND SUBSTANTIALLY IN ITS CURRENT CONDITION. THE BUYER FURTHER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY CONTAINED HEREIN, NEITHER THE SELLER NOR ANY AGENT, EMPLOYEE OR OTHER REPRESENTATIVE OF THE SELLER (OR PURPORTED AGENT, EMPLOYEE OR OTHER REPRESENTATIVE OF THE SELLER) HAS MADE ANY GUARANTEE, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED (AND THE SELLER SHALL NOT HAVE ANY LIABILITY WHATSOEVER) AS TO THE VALUE, USES, HABITABILITY, CONDITION, DESIGN, OPERATION, FINANCIAL CONDITION OR PROSPECTS, OR FITNESS FOR PURPOSE OR USE OF THE PROPERTY (OR ANY PART THEREOF) OR ANY OTHER GUARANTEE, REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY (OR ANY PART THEREOF) OR INFORMATION SUPPLIED TO BUYER WITH RESPECT THERETO. FURTHER, THE SELLER SHALL HAVE NO LIABILITY FOR ANY LATENT, HIDDEN, OR PATENT DEFECT AS TO THE PROPERTY OR THE FAILURE OF THE PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY APPLICABLE LAWS AND
REGULATIONS. IN PARTICULAR, THE BUYER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED TO BUYER BY SELLER WITH RESPECT TO THE PROPERTY UNDER THIS AGREEMENT (AND ANY OTHER INFORMATION THE BUYER MAY HAVE OBTAINED REGARDING IN ANY WAY ANY OF THE PROPERTY, INCLUDING WITHOUT LIMITATION, ITS OPERATIONS OR ITS FINANCIAL HISTORY OR PROSPECTS FROM THE SELLER OR ITS AGENTS, EMPLOYEES OR OTHER REPRESENTATIVES) IS DELIVERED TO THE BUYER AS A COURTESY, WITHOUT REPRESENTATION OR WARRANTY AS TO ITS ACCURACY OR COMPLETENESS, AND NOT AS AN INDUCEMENT TO ACQUIRE THE PROPERTY; THAT NOTHING CONTAINED IN SUCH DELIVERIES SHALL CONSTITUTE OR BE DEEMED TO BE A GUARANTEE, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, IN ANY REGARD AS TO ANY OF THE PROPERTY (EXCEPT AS EXPRESSLY PROVIDED HEREIN); AND THAT THE BUYER IS RELYING ONLY UPON THE PROVISIONS OF THIS AGREEMENT AND ITS OWN INDEPENDENT ASSESSMENT OF THE PROPERTY AND ITS PROSPECTS IN DETERMINING WHETHER TO ACQUIRE THE PROPERTY. THE PROVISIONS OF THIS PARAGRAPH SHALL SURVIVE CLOSING.

      5.6 Buyer's Release of Seller. SELLER AND ITS PROPERTY MANAGER ARE HEREBY RELEASED FROM ALL RESPONSIBILITY AND LIABILITY REGARDING THE CONDITION (INCLUDING THE PRESENCE IN THE SOIL, AIR, STRUCTURES AND SURFACE AND SUBSURFACE WATERS, OF MATERIALS OR SUBSTANCES THAT HAVE BEEN OR MAY BE IN THE FUTURE DETERMINED TO BE TOXIC, HAZARDOUS, UNDESIRABLE OR SUBJECT TO REGULATION AND THAT MAY NEED TO BE SPECIALLY TREATED, HANDLED AND/OR REMOVED FROM THE PROPERTY UNDER CURRENT OR FUTURE FEDERAL, STATE AND LOCAL LAWS, REGULATIONS OR GUIDELINES), VALUATION, SALABILITY OR UTILITY OF THE PROPERTY, OR ITS SUITABILITY FOR ANY PURPOSE WHATSOEVER. BUYER ACKNOWLEDGES THAT ANY INFORMATION OF ANY TYPE WHICH BUYER HAS RECEIVED OR MAY RECEIVE FROM SELLER, ITS PROPERTY MANAGER OR THEIR RESPECTIVE AGENTS, INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL REPORTS AND SURVEYS, IS FURNISHED ON THE EXPRESS CONDITION THAT BUYER SHALL MAKE AN INDEPENDENT VERIFICATION OF THE ACCURACY OF SUCH INFORMATION, ALL SUCH INFORMATION BEING FURNISHED WITHOUT ANY WARRANTY WHATSOEVER.

                                    ARTICLE 6

                                TITLE AND SURVEY

      6.1 Title and Survey. Not more than five (5) days after Seller's execution of this Agreement, Seller shall deliver to Buyer: (a) a current ALTA Urban As-Built Survey of the Real Property per ALTA/ACSM 1997 Minimum Standard Detail Requirements (the Survey); (b) a commitment for an ALTA Owners Policy of Title Insurance from the Escrow Agent (the Title Commitment); and (c) a Phase I Environmental Inspection Report prepared by Dames & Moore (the Phase I)

      If (i)  the  Survey,  (ii)  matters  listed  as  exceptions  in the  Title
Commitment,   or  (iii)  matters  disclosed  in  the  Phase  I  Report  are  not satisfactory to Buyer, Buyer shall, no less than five (5) business days before the Diligence Date, provide Seller with written notice of such objections (the Title Objections). Seller, at its sole cost and expense shall have the right, but not the obligation, to cure or remove any Title Objections and shall give Buyer written notice on or prior to the Diligence Date, identifying those Title Objections, if any, that Seller agrees to use reasonable efforts to cure; provided, however, that Seller shall not be obligated to incur any costs or expenses in excess of $10,000 in connection with any such cure undertaken by Seller. If there are Title Objections which Seller is unable or unwilling to cure by the Diligence Date, Buyer may terminate this Agreement as provided in
Section 5.2, above or waive such objections which Seller is not willing or able to cure and proceed to closing. Those exceptions or title deficiencies which (i) Buyer does not object to pursuant to this Section 6.1 or (ii) are waived because Seller is unwilling or unable to cure shall be the Permitted Exceptions.

      6.2 Deed. On the Closing Date, Seller shall convey by good and sufficient special warranty deed to Buyer good and clear record and marketable fee simple title to all of the Real Property free and clear of all liens, encumbrances, conditions, easements, assessments, restrictions and other conditions, except for the following:

            (a)   All Leases;

            (b) All zoning, building and other laws applicable to the Property;

            (c) All matters which arise after the Diligence Date which are agreed upon or consented to by Buyer;

            (d)   The Existing Loan Documents;

            (e) The lien, if any, for real estate taxes for current year not due and payable prior to the Closing Date (subject to proration in accordance with Section 3.3 herein);

            (f) All matters shown on Schedule B of the Title Commitment or of public record as of the effective date of the Title Commitment and which Seller has not agreed to (or is not obligated to) cure pursuant to Section 6.1, above;

            (g)   The Permitted Exceptions;

            (h)   Any matters shown on the Survey; and

            (i) All matters, whether or not of record, to the extent caused by Buyer or its agents, representatives or contractors.

      6.3 Lease Assignment. At the Closing, Seller shall assign the Leases to Buyer and Buyer shall assume Seller's obligations thereunder and Seller shall convey the Personal Property to Buyer by quitclaim bill of sale.

      6.4   Existing Loan.
            -------------

            (a) The obligations of Seller under this Agreement are contingent and conditioned upon the following:

                  i. Lenders approval of the assignment to Buyer of the Existing Loan; and

                  ii. Receipt by Seller from Lender at Closing of a release of all of its obligations as borrower under the Loan Documents, including, without limitation, a release by Lender of Seller from its obligations under the Certificate and Indemnity Agreement listed on Exhibit E; provided however, that, at its option, Seller may waive the condition set forth in this Section 6.4(a)(ii).

            (b) Within three (3) days of the date hereof, Seller shall provide Buyer with a true, correct and complete copy of all Loan Documents executed in connection with the Existing Loan, which documents are listed on Exhibit E attached hereto.

            (c) Buyer shall, at its sole cost and expense, simultaneously with the execution of this Agreement, deliver to Seller a check payable to Seller in the amount of $5,000.00 (the Application Fee) to reimburse Seller for the fee charged to Seller by Lender for applying for its consent to the assignment and assumption of the Existing Loan. In the event Purchaser does not deliver the Application Fee to Seller as provided in the immediately preceding sentence, Seller may offset the Application Fee against the Earnest Money without further action or consent by Buyer. Buyer and Seller agree to diligently pursue such application until Lender grants its approval of the assignment and assumption of the Existing Loan to Buyer. In the event that Lender has not granted its approval of the assignment and assumption of the Existing Loan to Buyer within thirty (30) days from the expiration of the Diligence Date, then either Buyer or Seller may elect to terminate this Agreement by written notice to the other party, and the Escrowed Amount shall be returned to Buyer and this Agreement shall thereupon terminate and be of no further force and effect. In connection with such application, Buyer agrees to simultaneously provide Seller with copies of all materials submitted to Lender and Buyer agrees that it shall not withdraw or amend its application without Seller's prior written consent.

            (d) Buyer agrees to submit all materials requested by Lender and/or those documents required to be submitted to Lender pursuant to the applicable provisions of the Loan Documents on or before expiration of the Diligence Date. Buyer acknowledges that such application documents include, without limitation, the following:

                  (i) information  regarding  Buyer's finances and credit;
                 (ii) information regarding Buyer's management   experience  and
                      general reputation in the community; and
                (iii) information  regarding the ownership structure of Buyer, including a list of all persons having or proposing to have more than a ten percent (10%) ownership interest in Buyer.

            (e) Buyer shall pay all fees and costs, if any, charged by the Lender relating to the assignment and assumption of the Existing Loan.

            (f) Buyer and Seller agree to cooperate with Buyer's efforts to obtain Lenders consent. Subject to the other provisions of this Agreement, Buyer and Seller each agree to execute and deliver any and all documents or instruments or take such other action as may be necessary or proper to effectuate, confirm, perform or carry out the assignment and assumption of the Existing Loan.

                                    ARTICLE 7

                        CONDITIONS PRECEDENT AND CLOSING

      7.1 Buyer's Conditions Precedent. In addition to any other conditions precedent in favor of Buyer as may be set forth elsewhere in this Agreement, Buyer's obligations under this Agreement are expressly subject to the timely fulfillment of the conditions set forth in this Section 7.1 on or before the Closing Date, or such earlier date as is set forth below. Each condition may be waived in whole or in part only by written notice of such waiver from Buyer to Seller.

            (a) Seller performing and complying in all material respects with all of the terms of this Agreement to be performed and complied with by Seller prior to or at the Closing;

            (b) Buyer shall have received approval of the Board of Directors of Home Properties of New York, Inc., provided that if Buyer has not terminated this Agreement for failure to obtain such approval on or before the Diligence Date, then Buyer shall be deemed to have waived this condition to Closing; and

            (c) Satisfaction in full of the requirements of Section 6.4 with respect to the Existing Loan.

      Notwithstanding the foregoing, if the conditions set forth in Sections 7.1(a)-(c) or any other condition of Closing (other than an obligation of Buyer under Section 7.2 below) shall not have been fulfilled on or before the Closing Date, Seller shall have the right (in its sole discretion), exercisable by written notice to Buyer at or before the Closing, to extend the Closing Date for a period of up to thirty (30) days to provide additional time for the fulfillment of such conditions. Upon any such extension, the term Closing Date as used herein shall mean the date set forth in such written notice from Seller. If Buyer's conditions as set forth in this Section 7.1 have not been met as of the Closing Date (as the same may be extended as aforesaid) then Buyer shall have the right to terminate this Agreement by written notice to Seller, and upon receipt of such notice Seller shall direct the Escrow Agent to return the Escrowed Amount to Buyer and this Agreement shall thereupon terminate and be of no further force or effect.

      7.2 Seller's Conditions Precedent. In addition to any other conditions precedent in favor of Seller as may be set forth elsewhere in this Agreement, Seller's obligations under this Agreement are expressly subject to the timely fulfillment of the conditions set forth in this Section 7.2 on or before the Closing Date, or such earlier date as is set forth below. Each condition may be waived in whole or part only by written notice of such waiver from Seller to Buyer.

            (a) Buyer performing and complying in all material respects with all of the terms of this Agreement to be performed and complied with by Buyer prior to or at the Closing, including, without limitation, payment by the Buyer of the Purchase Price (as adjusted as otherwise provided herein);.

            (b) On the Closing Date, all of the representations of Buyer set forth in this Agreement shall continue to be true, accurate and complete.

            (c) Satisfaction of the requirements of Section 6.4 with respect to the Existing Loan.

            (d) The release by Lender of Seller from any and all obligations and liability under the Existing Loan Documents and the form of the assumption and release documents being satisfactory to Seller in their sole, but reasonable discretion.

      7.3 Closing Date. Subject to Seller's right to extend the Closing Date as provided in Section 7.1, the consummation of the purchase and sale contemplated in this Agreement (the Closing) shall occur through an escrow closing arrangement on the date that is fifteen (15) days from the Diligence Date (the Closing Date), at the office of the Escrow Agent or through the escrow closing arrangements. It is agreed that time is of the essence in this Agreement.

      7.4 Closing Deliveries. On the Closing Date, Seller shall deliver or cause to be delivered:

            (a) A duly executed and acknowledged special warranty deed conveying the Land and the Improvements to Buyer in the form attached hereto as Exhibit F;

            (b) A duly executed quitclaim bill of sale conveying the Personal Property to Buyer in the form attached hereto as Exhibit G;

            (c) A duly executed assignment and assumption of the Leases and Tenant Deposits (the Assignment of Leases) in the form attached hereto as Exhibit H;

            (d) A duly executed assignment and assumption of contracts and intangibles (the Assignment of Contracts) conveying the Property Contracts and the Intangible Property, in the form attached hereto as Exhibit I;

            (e) A certificate or certificates of non-foreign status from Seller in the form attached hereto as Exhibit J;

            (f) Customary affidavits sufficient for the Escrow Agent to delete any exceptions for mechanics or materialmen's liens and parties in possession from Buyer's title policy and such other affidavits relating to such title policy as the Escrow Agent may reasonably request including lien waivers from the Broker (as hereinafter defined) and the property manager;

            (g) An updated Rent Roll (including a list of all delinquent, prepaid rents and Tenant Deposits) certified by the Seller as true and correct as of the Closing Date;

            (h) Such other instruments as Buyer, Lender or the Escrow Agent may reasonably request to effectuate the transactions contemplated by this Agreement including a duly executed Transfer Tax Declaration form;

            (i) A duly executed counterpart original of the closing statement setting forth the Purchase Price, the closing adjustments and the application of the Purchase Price as adjusted;

            (j) Evidence or documents as may reasonably be required by the Escrow Agent evidencing the status and capacity of Seller to sell the Property and the authority of the person or persons executing the various documents on behalf of Seller in connection with the sale of the Property;

            (k) Originals, or where unavailable, copies of all Property Contracts, Leases (with all amendments and modifications thereto), operating information, permits, warranties and financial information about the Property in Seller's possession or control relating to the Property;

            (l) All keys to all locks on the Property and similar items, to the extent in Seller's possession; and

            (m) The following documents with respect to the assignment and assumption of the Existing Loan:

                  (i)   Assignment and Assumption of the Mortgage;

                  (ii)  Assignment of Assignment of Leases and Rents;

                  (iii) UCC-3 Assignments of Financing Statements; and

                  (iv) Written  approval of Lender to the assignment to Buyer of the Existing Loan to Buyer.

      7.5 Buyer's Deliveries. On the Closing Date, Buyer shall deliver or cause to be delivered at its expense each of the following to Seller:

            (a) The Purchase Price for the Property, as such Purchase Price may have been adjusted pursuant to the provisions of this Agreement and credited for any portion of the Escrowed Amount paid to Seller, in the manner provided for in Article 3;

            (b) Evidence in form and substance reasonably satisfactory to Escrow Agent and Seller of Buyer's authority to purchase the Property;

            (c)   The Assignment of Leases;

            (d)   The Assignment of Contracts;

            (e) Duly executed assumption agreement regarding the Existing Loan Documents and such other instruments as Lender may require in connection with and to evidence the assumption of the Existing Loan Documents by Buyer;

            (f) Such other instruments as Seller or Escrow Agent may reasonably request to effectuate the transactions contemplated by this Agreement;

            (g) A duly executed counterpart original of the closing statement setting forth the Purchase Price, the closing adjustments and the application of such amounts;

            (h) Such evidence or documents as may reasonably be required by the Escrow Agent evidencing the status and capacity of Buyer and the authority of the person or persons who are executing the various documents on behalf of Buyer in connection with the purchase of the Property;

            (i) Acknowledgment by Buyer of Buyer's receipt from Seller of the Tenant Deposits; and

            (j) The following documents with respect to the assignment and assumption of the Existing Loan:

                  (i) Written approval of Lender to the assignment to Buyer of the Existing Loan;

                  (ii)  Assignment and Assumption of the Mortgage;

                  (iii) Assignment of Assignment of Leases and Rents;

                  (iv)  UCC-3 Assignments of Financing Statements; and

                  (v) Release of Seller's  obligations  under the Loan Documents
            (hereinafter defined), including, without limitation, a release of Seller from its obligations pursuant to the Certificate and Indemnity Agreement executed in connection with the Existing Loan, all in forms reasonably satisfactory to Seller; and

                  (vi) Such other  documents as may be  reasonably  requested by
            Lender in connection with the assignment of the Existing Loan to Purchaser and the assumption of the obligations under the Existing Loan by Purchaser, including, without limitation, an Environmental Indemnity Agreement.

            (k) Executed  counterparts of any other documents  listed in Section
      7.4 required to be signed by Buyer.

      7.6 Possession. Possession of the Property shall be delivered to Buyer by Seller at the Closing, subject only to those items listed in Section 6.2 of this Agreement and rights arising under any Property Contracts not terminated by Buyer pursuant to Section 4.3. Seller and Buyer covenant and agree to execute, at Closing, a written notice of the acquisition of the Property by Buyer, for duplication and transmittal to all tenants affected by the sale and purchase of the Property (or otherwise in such manner as will comply with applicable law respecting notification of tenants). Such notice shall be prepared by Buyer and approved by Seller, shall notify the tenants of the sale and transfer and shall contain appropriate instructions relating to the payment of future rentals, the giving of future notices, and other matters reasonably required by Buyer or required by law. Unless a different procedure is required by applicable law, in which event such laws shall be controlling, Buyer agrees to transmit or otherwise deliver such letters to the tenants promptly after the Closing.

                                    ARTICLE 8

                            CASUALTY AND CONDEMNATION

      8.1 Casualty. If the Improvements are materially damaged by fire or any other casualty and are not substantially restored to the condition immediately prior to such casualty before the Closing Date, Buyer shall have the following elections:

            (a) to purchase the Property in its then condition and pay the Purchase Price, in which event Seller shall pay over or assign to Buyer as the case may be, on the Closing Date, amounts recovered or recoverable by Seller on account of any insurance as a result of such casualty up to the amount of the Purchase Price, less any amounts reasonably expended by Seller for partial restoration; or

            (b) if any portion of the Improvements suffers damage in excess of $1,500,000 from fire or any other casualty which Seller, in its sole option, elects not to repair, to terminate this Agreement by giving notice of termination to Seller on or before that date which is thirty (30) days after the occurrence of the fire or other casualty or on the Closing Date, whichever occurs first, in which event the Escrow Agent shall return the Escrowed Amount to Buyer, this Agreement shall terminate and neither Seller nor Buyer shall have any recourse against the other (except to the extent such recourse arises in connection with a provision of this Agreement which is intended to survive termination).

      8.2 Condemnation. If any substantial portion of or interest in the Property shall be taken or is in the process of being taken by exercise of the power of eminent domain or if any governmental authority notifies Seller prior to the Closing Date of its intent to take or acquire any portion of or interest in the Property (each an Eminent Domain Taking), Seller shall give notice promptly to Buyer of such event and Buyer shall have the option to terminate this Agreement by providing notice to Seller to such effect on or before the date which is ten (10) days from Seller's notice to Buyer of such Eminent Domain Taking or on the Closing Date, whichever occurs first, in which event the Escrow Agent shall return the Escrowed Amount to Buyer, this Agreement shall terminate, and neither Seller nor Buyer shall have any recourse against the other (except to the extent such recourse arises in connection with a provision of this Agreement which is intended to survive termination). If Buyer does not timely notify Seller of its election to terminate this Agreement, Buyer shall purchase the Property and pay the Purchase Price, and Seller shall pay over or assign to Buyer on delivery of the deed awards recovered or recoverable by Seller on account of such Eminent Domain Taking up to the amount of the Purchase Price, less any amounts reasonably expended by Seller in obtaining such award.

                                    ARTICLE 9

                              BROKERAGE COMMISSIONS

      Seller and Buyer each mutually represent and warrant to the other that they have not dealt with, and are not obligated to pay, any fees or commissions to any broker in connection with the transaction contemplated by this Agreement other than William E. Montana of Draper and Kramer (the Broker). Seller agrees to pay all commissions, payments and fees due to the Broker at the Closing. Buyer agrees to indemnify, defend and hold Seller harmless from and against all loss, liabilities, costs, damages and expenses (including reasonable attorneys' fees) arising from any claims for brokerage or finders fees, commissions or other similar fees in connection with the transaction covered by this Agreement insofar as such claims shall be based upon alleged arrangements or agreements made by Buyer or on Buyer's behalf. Seller hereby agrees to indemnify, defend and hold Buyer harmless from and against all loss, liabilities, costs, damages and expenses (including reasonable attorneys' fees) arising from any claims for brokerage or finders fees, commissions or other similar fees, including any claim made by the Broker, in connection with the transaction covered by this Agreement as such claims shall be based upon alleged arrangements or agreements made by Seller or on Seller's behalf.

                                   ARTICLE 10

                        DEFAULT, TERMINATION AND REMEDIES

      10.1 Seller's Default. In the event that Seller shall have failed in any material respect adverse to Buyer as of the Closing Date to have performed any of the covenants and agreements contained in this Agreement which are to be performed by Seller on or before the Closing Date or Seller defaults in its obligation to close hereunder, Buyer shall have the right to terminate this Agreement and receive the Escrowed Amount and may bring an action against Seller to recover its actual costs incurred to third parties in connection with its examination of the Property prior to Closing in an amount not to exceed $25,000, whereupon this Agreement shall terminate without further recourse. Except as otherwise provided in this Section 10.1, Buyer hereby waives and relinquishes any right to sue Seller for any reason whatsoever, and agrees that Seller shall not be liable to Buyer for any actual, punitive, speculative, consequential or other damages for breach by Seller prior to the Closing, except for payment of the Escrowed Amount. IN NO EVENT SHALL SELLER, ITS DIRECT OR INDIRECT PARTNERS, SHAREHOLDERS, OWNERS OR AFFILIATES, ANY OFFICER, DIRECTOR, EMPLOYEE OR AGENT OF THE FOREGOING, OR ANY AFFILIATE OR CONTROLLING PERSON THEREOF, HAVE ANY LIABILITY BEYOND ITS INTEREST IN THE PROPERTY FOR ANY CLAIM, CAUSE OF ACTION OR OTHER LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PROPERTY, WHETHER BASED ON COMMON LAW, CONTRACT, STATUTE, EQUITY OR OTHERWISE.

      10.2 Buyer's Default. In the event that Buyer shall have failed in any material respect adverse to Seller as of the Closing Date to have performed any of the covenants and agreements contained in this Agreement which are to be performed by Buyer on or before the Closing Date, or if Buyer defaults in its obligation to close hereunder, Seller shall be entitled to receive the Escrowed Amount as liquidated damages, in lieu of all other remedies available to Seller at law or in equity for such default, and Buyer shall direct the Escrow Agent to release the Escrowed Amount to Seller. Seller and Buyer agree that the damages resulting to Seller as a result of such default by Buyer as of the date of this Agreement are difficult or impossible to ascertain and the liquidated damages set forth in the preceding sentence constitute Buyer's and Seller's reasonable estimate of such damages. Notwithstanding the foregoing, in the event of Buyer's default or a termination of this Agreement, Seller shall have all remedies available at law or in equity in the event Buyer or any party related to or affiliated with Buyer asserts any claims or rights to the Property that would otherwise delay or prevent Seller from having clear, indefeasible and marketable title to the Property.

                                   ARTICLE 11

                         REPRESENTATIONS AND WARRANTIES

      11.1 Buyer's Representations and Warranties. Buyer represents and warrants to Seller that:

            (a) Buyer is a limited partnership, duly organized and in good standing under the laws of the State of New York, is qualified to do business in the State of Illinois and has the power and authority to enter into this Agreement and to execute and deliver this Agreement and to perform all duties and obligations imposed upon it hereunder. As of the date of this Agreement, except for the approval described in Section 7.1(b), Buyer has obtained all necessary corporate, partnership or other organizational authorizations required in connection with the execution and delivery of this Agreement. Each of the individuals executing this Agreement on Buyer's behalf is authorized to do so. Buyer has the financial ability to pay the Purchase Price by (i) tendering the Cash Balance, and (ii) assuming the Existing Loan, and to perform the other covenants of Buyer set forth in this Agreement.

            (b) Neither the execution nor the delivery of this Agreement, nor the consummation of the purchase and sale transaction contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement conflict with or will result in the breach of any of the terms, conditions or provisions of any agreement or instrument to which Buyer is a party or by which Buyer or any of Buyer's assets is bound;

            (c)   Buyer is not in any way affiliated with Seller;

            (d) Except for the approval by Lender of Buyer's assumption of the Existing Loan as described in Section 6.4, no approval, consent, order or authorization of, or designation, registration or declaration with, any of the United States, the State of Illinois, any department, board, agency, office, commission or other subdivisions thereof, or any official thereof or any third party is required in connection with the valid execution and delivery of, and performance of the covenants of, this Agreement by Buyer.

            (e) There are no actions, suits or proceedings pending or, to the knowledge of Buyer, threatened, against or affecting Buyer which, if determined adversely to Buyer, would adversely affect its ability to perform its obligations hereunder.

      As a condition precedent to Seller's obligation to close the purchase and sale transaction contemplated in this Agreement, Buyer's representations and warranties contained herein must remain and be true and correct as of the Closing Date. Prior to the Closing Date, Buyer shall notify Seller in writing of any facts, conditions or circumstances which render any of the representations and warranties set forth in this Section 11.1 in any way inaccurate, incomplete, incorrect or misleading.

      11.2  Seller's  Representations  and  Warranties.   Seller  is  a  general
partnership existing under the laws of the State of Illinois.

            (a) Seller has full right, power and authority and is duly authorized to enter into this Agreement, to perform each of the covenants on its part to be performed hereunder and to execute and deliver, and to perform its obligations under all documents required to be executed and delivered by it pursuant to this Agreement and this Agreement constitutes the valid and binding obligation of Seller enforceable in accordance with its terms.

            (b) A list of all notes, mortgages loan agreements and other financing documents relating to the Existing Loan is attached to this Agreement as Exhibit E. To Seller's knowledge, no default exists or is claimed to exist on the part of the borrower under the Existing Loan, and to Seller's knowledge, no event or condition exists which, with the giving of notice, passage of time or both could constitute such a default.

            (c) Seller has directed its property manager to deliver or to make available to Buyer (i) complete copies of all Leases and (ii) the Rent Roll.

            (d) Seller has directed its property manager to deliver or to make available to Buyer copies of all Property Contracts.

            (e) To Seller's knowledge, Seller has not been served with notice of any actions, suits, or proceedings against or affecting the Seller or the Property that either (i) are not covered by applicable insurance or (ii) if determined adversely to Seller would materially affect the ownership or operation of the Property or Seller's ability to perform its obligations under this Agreement.

      Seller reserves the right to update the representations and warranties made by it herein. All of Seller's representations and warranties shall be deemed to be updated by information disclosed to or obtained by Purchaser in connection with its due diligence investigations. As a condition precedent to Buyer's obligation to close the purchase and sale transaction contemplated in this Agreement, Seller's representations and warranties contained herein shall be true and correct as of the Closing Date.

      11.3 Seller; Seller's Knowledge. Whenever a representation is made to Seller's knowledge, or a term of similar import, the accuracy of such representation shall be based solely on the actual knowledge of Rock D'Errico, without independent investigation or inquiry except for inquiry of Seller's property manager for the Property. Notwithstanding the foregoing, if, prior to the Closing, Buyer obtains actual knowledge that any representation or warranty of Seller is inaccurate and Buyer nonetheless proceeds with the Closing, Seller shall have no liability for any such matter regarding which Buyer had actual knowledge prior to Closing.

      11.4 Property Conveyed AS IS. (a) NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, IT IS UNDERSTOOD AND AGREED THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN, SELLER AND ITS PROPERTY MANAGER HAVE NOT MADE AND ARE NOT NOW MAKING, AND THEY SPECIFICALLY DISCLAIM, ANY OTHER WARRANTIES, REPRESENTATIONS OR GUARANTIES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, WARRANTIES, REPRESENTATIONS OR GUARANTIES AS TO (I) MATTERS OF TITLE (OTHER THAN SELLER'S WARRANTY OF TITLE SET FORTH IN THE DEED (HEREINAFTER DEFINED) TO BE DELIVERED AT CLOSING), (II) ENVIRONMENTAL MATTERS RELATING TO THE PROPERTY OR ANY PORTION THEREOF, (III) GEOLOGICAL CONDITIONS, INCLUDING, WITHOUT LIMITATION, SUBSIDENCE, SUBSURFACE CONDITIONS, WATER TABLE, UNDERGROUND WATER RESERVOIRS, LIMITATIONS REGARDING THE WITHDRAWAL OF WATER, AND EARTHQUAKE FAULTS AND THE RESULTING DAMAGE OF PAST AND/OR FUTURE EARTHQUAKES, (IV) WHETHER, AND TO THE EXTENT TO WHICH THE PROPERTY OR ANY PORTION THEREOF IS AFFECTED BY ANY STREAM (SURFACE OR UNDERGROUND), BODY OF WATER, FLOOD PRONE AREA, FLOOD PLAIN, FLOODWAY OR SPECIAL FLOOD HAZARD, (V) DRAINAGE, (VI) SOIL CONDITIONS, INCLUDING THE EXISTENCE OF INSTABILITY, PAST SOLID REPAIRS, SOIL ADDITIONS OR CONDITIONS OF SOIL FILL, OR SUSCEPTIBILITY TO LANDSLIDES, OR THE SUFFICIENCY OF ANY UNDERSHORING, (VII) ZONING TO WHICH THE PROPERTY OR ANY PORTION THEREOF MAY BE SUBJECT, (VIII) THE AVAILABILITY OF ANY UTILITIES TO THE PROPERTY OR ANY PORTION THEREOF INCLUDING, WITHOUT LIMITATION, WATER, SEWAGE, GAS AND ELECTRIC, (IX) USAGES OF ADJOINING PROPERTY, (X) ACCESS TO THE PROPERTY OR ANY PORTION THEREOF,
(XI) THE VALUE, COMPLIANCE WITH THE PLANS AND SPECIFICATIONS, SIZE, LOCATION, AGE, USE, DESIGN, QUALITY, DESCRIPTION, SUITABILITY, STRUCTURAL INTEGRITY, OPERATION, TITLE TO, OR PHYSICAL OR FINANCIAL CONDITION OF THE PROPERTY OR ANY PORTION THEREOF, OR ANY INCOME, EXPENSES, CHARGES, LIENS, ENCUMBRANCES, RIGHTS OR CLAIMS ON OR AFFECTING OR PERTAINING TO THE PROPERTY OR ANY PART THEREOF, OR ANY INCOME, EXPENSES, CHARGES, LIENS, ENCUMBRANCES, RIGHTS OR CLAIMS ON OR AFFECTING OR PERTAINING TO THE PROPERTY OR ANY PART THEREOF, (XII) THE PRESENCE OF HAZARDOUS SUBSTANCES IN OR ON, UNDER OR IN THE VICINITY OF THE PROPERTY,
(XIII) THE CONDITION OR USE OF THE PROPERTY OR COMPLIANCE OF THE PROPERTY WITH ANY OR ALL PAST, PRESENT OR FUTURE FEDERAL, STATE OR LOCAL ORDINANCES, RULES, REGULATIONS OR LAWS, BUILDING, FIRE OR ZONING ORDINANCES, CODES OR OTHER SIMILAR LAWS, (XIV) THE EXISTENCE OR NON-EXISTENCE OF UNDERGROUND STORAGE TANKS, (XV) ANY OTHER MATTER AFFECTING THE STABILITY OR INTEGRITY OF THE REAL PROPERTY,
(XVI) THE POTENTIAL FOR FURTHER DEVELOPMENT OF THE PROPERTY, (XVII) THE EXISTENCE OF VESTED LAND USE, ZONING OR BUILDING ENTITLEMENTS AFFECTING THE PROPERTY, (XVIII) THE MERCHANTABILITY OF THE PROPERTY OR FITNESS OF THAT PROPERTY FOR ANY PARTICULAR PURPOSE (BUYER AFFIRMING THAT BUYER HAS NOT RELIED ON SELLER'S OR ITS PROPERTY MANAGERS SKILL OR JUDGMENT TO SELECT OR FURNISH THE PROPERTY FOR ANY PARTICULAR PURPOSE, AND THAT SELLER MAKES NO WARRANTY THAT THE PROPERTY IS FIT FOR ANY PARTICULAR PURPOSE), OR (XIX) TAX CONSEQUENCES.

            (b) BUYER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER OR ITS PROPERTY MANAGER OR ANY OF THEIR RESPECTIVE AGENTS, EXPECT AS EXPRESSLY SET FORTH HEREIN, AND ACKNOWLEDGES THAT NO OTHER SUCH REPRESENTATIONS HAVE BEEN MADE. BUYER
REPRESENTS THAT IT IS A KNOWLEDGEABLE, EXPERIENCED AND SOPHISTICATED BUYER OF REAL ESTATE AND THAT IT IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF BUYER'S CONSULTANTS IN PURCHASING THE PROPERTY. BUYER WILL CONDUCT SUCH INSPECTIONS AND INVESTIGATIONS OF THE PROPERTY AS BUYER DEEMS NECESSARY, INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AND SHALL RELY UPON SAME. UPON CLOSING, BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER'S INSPECTIONS AND INVESTIGATIONS. BUYER ACKNOWLEDGES AND AGREES THAT UPON CLOSING, SELLER SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL ACCEPT THE PROPERTY AS IS, WHERE IS, WITH ALL FAULTS. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS, COLLATERAL TO OR AFFECTING THE PROPERTY BY SELLER, ANY AGENT OF SELLER OR ANY THIRD PARTY. THE TERMS AND CONDITIONS OF THIS SECTION 11.4(B) SHALL EXPRESSLY SURVIVE THE CLOSING, NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENTS AND SHALL BE INCORPORATED INTO THE DEED. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS, OR INFORMATION PERTAINING TO THE PROPERTY FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON, UNLESS THE SAME ARE SPECIFICALLY SET FORTH OR REFERRED TO HEREIN. BUYER ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS THE AS IS NATURE OF THIS SALE AND ANY FAULTS, LIABILITIES, DEFECTS OR OTHER ADVERSE MATTERS THAT MAY BE ASSOCIATED WITH THE PROPERTY. BUYER HAS FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN THIS AGREEMENT WITH ITS COUNSEL AND UNDERSTANDS THE SIGNIFICANCE AND EFFECT THEREOF.


                                 --------------
                                Buyer's Initials

                                   ARTICLE 12

                                  MISCELLANEOUS

      12.1 Successors and Assigns. Without the prior written consent of Seller, Buyer shall not, directly or indirectly, assign this Agreement or any of its rights hereunder. Any attempted assignment in violation hereof shall, at the election of Seller in its sole discretion, be of no force or effect and shall constitute a default by Buyer. Notwithstanding the foregoing and so long as it will not affect the Lenders consent to or the timing of the Closing, Buyer may elect to have a nominee entity accept title to the Property at Closing, provided that any such nominee must be an affiliated entity controlled by or under common control with Buyer, and Buyer shall give written notice of such nominee to Seller, together with any reasonable evidence of affiliation requested by Seller, a minimum of fifteen (15) days prior to Closing. No designation of a nominee to receive title shall release Buyer from its obligations under this Agreement.

      12.2 Notices. Except as otherwise specifically provided herein, any notice required or permitted to be delivered under this Agreement shall be in writing and shall be deemed given (i) when delivered or refused if sent by hand during regular business hours, (ii) three (3) days after being sent by United States Postal Service, registered or certified mail, postage prepaid, return receipt requested, (iii) on the next business day when sent by a reputable overnight express mail service that provides tracing and proof of receipt or refusal of items mailed, or (iv) when received by the addressee if by telecopier transmission addressed to Seller or Buyer, as the case may be, at the address or addresses set forth below or such other addresses as the parties may designate in a notice similarly sent. Any notice given by a party to Escrow Agent shall be simultaneously given to the other party. Any notice given by a party to the other party relating to its entitlement to the Escrowed Amount shall be simultaneously given to the Escrow Agent.

      (1)   If to Seller:

            Paine Webber Properties Incorporated
            265 Franklin Street - 16th Floor
            Boston, MA 02110
            Attn: Mr. Rock M. D'Errico

      and
            Chicago Colony Apartments Company, L.P.
            1401 South Brentwood Boulevard
            St. Louis, MO  63144
            Attn:  Mr. Lewis A. Levey


      with a copy to:

            Goodwin, Procter & Hoar  LLP
            Exchange Place
            Boston, MA 02109
            Attn: Andrew C. Sucoff, Esq.

      (2) If to Buyer:

            Home Properties
            300 South Saint Louis Blvd., Suite 202
            South Bend, Indiana 46617
            Attn: Donald H. Schefmeyer

      with a copy to:

            Home Properties
            850 Clinton Square
            Rochester, NY 14604
            Attn: Ann McCormick, Esq.

      (3) If to the Escrow Agent:

            Victoria C. Bresnahan, Escrow Officer
            Ticor Title Insurance Company
            203 No. LaSalle Street, Suite 1390
            Chicago, IL  60601


      12.3 Construction. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words of a singular number shall be held to include the plural and vice versa, unless the context requires otherwise.

      12.4 Captions. The captions used in connection with the Articles of this Agreement are for convenience only and shall not be deemed to extend, limit or otherwise define or construe the meaning of the language of this Agreement.

      12.5 No Other Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

      12.6 Amendments. This Agreement may be amended only by a written instrument executed by Seller and Buyer (or Buyer's assignee or transferee).

      12.7 Severability. If any provision of this Agreement or application to any party or circumstance shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

      12.8 Applicable Law. This Agreement shall be construed under and in accordance with the laws of state in which the Property is located.

      12.9 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be an original but such counterparts together shall constitute one and the same instrument notwithstanding that both Buyer and Seller are not signatory to the same counterpart.

      12.10 Time of the Essence. Time is expressly declared to be of the essence of this Agreement, provided, however that in the event any date hereunder falls on a Saturday, Sunday or legal holiday, the date applicable shall be the next business day.

      12.11 No Personal Liability. The obligations of Seller hereunder shall be binding only on the Property and neither Buyer nor anyone claiming by, through or under Buyer shall be entitled to obtain any judgment extending liability beyond the Property or creating personal liability on the part of the partners of the Seller or of the officers, directors, shareholders, advisors or agents of Seller or Seller's partners or any of their successors.

      12.12 No Recordation. Without the prior written consent of Seller, there shall be no recordation of either this Agreement or any memorandum hereof, or any affidavit pertaining hereto, and any such recordation of this Agreement or memorandum hereto by Purchaser without the prior written consent of Seller shall constitute a default hereunder by Buyer, whereupon this Agreement shall, at the option of Seller, terminate and be of no further force and effect. Upon termination, the Escrowed Amount shall be immediately delivered to Seller, whereupon the parties shall have no further duties or obligations to one another except as otherwise specifically provided herein.

      12.13 Waiver. The excuse or waiver of the performance by a party of any obligation of the other party under this Agreement shall only be effective if evidenced by a written statement signed by the party so excusing or waiving. No delay in exercising any right or remedy shall constitute a waiver thereof, and no waiver by Seller or Buyer of the breach of any covenant of this Agreement shall be construed as a waiver of any preceding or succeeding breach of the same or any other covenant or condition of this Agreement.

      12.14 Binding On Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      12.15 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated herein, and it supersedes all prior discussions, understandings or agreements between the parties. All Exhibits and Schedules attached hereto are a part of this Agreement and are incorporated herein by reference.

      12.16 Construction of Agreement. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties, it being recognized that both Buyer and Seller have contributed substantially and materially to the preparation of this Agreement.

      12.17 Further Instruments. Each party, promptly upon the request of the other, shall execute and have acknowledged and delivered to the other or to Escrow Agent, as may be appropriate, any and all further instruments reasonably requested or appropriate to evidence or give effect to the provisions of this Agreement and which are consistent with the provisions of this Agreement.

      12.18 Buyer Represented by Counsel. Buyer hereby represents and warrants to Seller that (i) Buyer is not in a significantly disparate bargaining position in relation to Seller, (ii) Buyer is represented by legal counsel in connection with the transaction contemplated by this Agreement, and (iii) Buyer is buying the Property for business, commercial, investment or other similar purpose and not for use as Buyer's residence.

      12.19 Preparation of Documents. All of the documents to be executed at the Closing shall be in the form prepared to the reasonable satisfaction of Seller's and Buyer's counsel and delivered to Buyer on or before five (5) business days prior to the Closing Date, provided that the failure to timely deliver such documents shall not constitute a default by Seller hereunder.

                                   ARTICLE 13

                           IRS FORM 1099-S DESIGNATION

      In order to comply with information reporting requirements of Section 6045(e) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder, the parties agree (1) to execute an IRS Form 1099-S Designation Agreement in the form attached hereto as Exhibit K at or prior to the Closing to designate the Escrow Agent (the Designee) as the party who shall be responsible for reporting the contemplated sale of the Property to the Internal Revenue Service (the IRS) on IRS Form 1099-S; (2) to provide the
Designee with the information necessary to complete Form 1099-S; (3) that the Designee shall not be liable for the actions taken under this Agreement, or for the consequences of those actions, except as they may be the result of gross negligence or willful misconduct on the part of the Designee; and (4) that the Designee shall be indemnified by the parties for any costs or expenses incurred as a result of the actions taken hereunder, except as they may be the result of gross negligence or willful misconduct on the part of the Designee. The Designee shall provide all parties to this transaction with copies of the IRS Forms 1099-S filed with the IRS and with any other documents used to complete IRS Form 1099-S.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first set forth above.

                              SELLER:

                              CHICAGO COLONY APARTMENTS ASSOCIATES

                              By: Chicago Colony Apartments Company, L.P., general partner


                                   By: /s/ Lewis A. Levey
                                       ------------------
                                   Name: Lewis A. Levey
                                   Title: President



                              By: PaineWebber Income Properties Seven Limited Partnership, general partner

                                   By: Seventh Income Properties Fund, Inc.,
                                       managing general partner


                                       By:  /s/Rock M. D'Errico
                                            -------------------
                                       Name:  Rock M. D'Errico
                                       Title:  Vice President

                              BUYER:

                              HOME PROPERTIES OF NEW YORK, L.P.

                              By: Home Properties of New York, Inc., General
                                  Partner

                                  By: /s/ Donald H. Schefmeyer
                                      ------------------------
                                  Name:  Donald H. Schefmeyer
                                  Title: Vice President


                              ESCROW AGENT:

                              TICOR TITLE INSURANCE COMPANY



                                  By:  /s/ Victoria C. Bresnahan
                                       -------------------------
                                  Name:  Victoria C. Bresnahan
                                  Title:   Escrow Officer

                             Special Warranty Deed



      Know all men by these presents that, Chicago Colony Apartments Associates (Grantor), an Illinois general partnership, for and in consideration of Forty-One Million Five Hundred Thousand Dollars ($41,500,000.00), in hand paid does remise, release, alien and convey to The Colony of Home Properties, LLC, a New York limited liability company with an address c/o Home Properties of New York, Inc., 850 Clinton Square, Rochester, NY 14604 (Grantee), the land and improvements legally described in Exhibit A attached hereto and incorporated herein subject to and excepting all encumbrances and restrictions of record.

      TO HAVE AND TO HOLD, the above-described property, unto Grantee and Grantees successors and assigns forever; and Grantor does hereby bind itself and its successors and assigns to warrant and forever defend the premises unto Grantee and Grantees successors and assigns against every persons whomsoever lawfully claiming the same or any part thereof by, through or under Grantor but not otherwise.


      WITNESS my hand and seal this 1st day of September, 1999.


                               GRANTOR:


                               CHICAGO COLONY APARTMENTS ASSOCIATES

                               By: Chicago Colony Apartments Company, L.P., general partner


                                    By:  /s/ Lewis A. Levey
                                         ------------------
                                    Name:  Lewis A. Levey
                                    Title:  President



                              By: PaineWebber Income Properties Seven Limited Partnership, general partner

                                   By: Seventh Income Properties Fund, Inc.,
                                       its managing general partner


                                        By:  /s/ Rock M. D'Errico
                                             --------------------
                                        Name:  Rock M. D'Errico
                                        Title:  Vice President

                            Quitclaim Bill of Sale


      This Quitclaim Bill of Sale is made as of this 1st day of September, 1999 from Chicago Colony Apartments Associates, an Illinois general partnership, having an office c/o PaineWebber Properties, Incorporated, 265 Franklin Street, Boston, Massachusetts 02110 (the Seller) to The Colony of Home Properties, LLC, a New York limited liability company, having an office c/o Home Properties of New York, Inc. 850 Clinton Square, Rochester, New York 14604 (the Purchaser).

      WHEREAS, in connection with the conveyance of the real property commonly known as The Colony Apartments, Mount Prospect, Illinois, (the Real Property), Seller is obligated to convey, transfer, set over and assign to Purchaser all of the Seller's right, title and interest, if any, in and to all personal property owned by Seller located at the Real Property, including all furniture, carpeting, appliances, equipment, machinery, inventories, supplies, signs and other tangible personal property of every kind and nature, if any, owned by Seller and installed, located at and used in connection with the ownership, occupation and operation of the Real Property, including, without limitation, the personal property listed on Schedule A attached hereto, but specifically excluding (i) any items of personal property owned by tenants at or on the Real Property, and (ii) any items of personal property owned by third parties and leased to Seller (collectively Personal Property).

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller does hereby sell, deliver, transfer, set over and assign unto Purchaser the Personal Property in its as is condition without express or implied warranty of any kind or nature except as expressly set forth in the Purchase and Sale Agreement by and between Seller and Purchaser, to have and to hold the same unto Purchaser and the Purchaser's successors and assigns, forever.


                             [Document Continues on Next Page]

EXECUTED UNDER SEAL as of the date first written above.

                              CHICAGO COLONY APARTMENTS ASSOCIATES

                              By: PaineWebber Income Properties Seven Limited
                                  Partnership, general partner

                                  By: Seventh Income Properties Fund, Inc., its managing general partner


                                       By:  /s/ Rock M. D'Errico
                                            --------------------
                                       Name:  Rock M. D'Errico
                                       Title:  Vice President


                              By: Chicago Colony Apartments Company, L.P., general partner


                                   By: /s/ Lewis A. Levey
                                       ------------------
                                   Name:  Lewis A. Levey
                                   Title:  President

               Assignment of Tenant Leases and Security Deposits


            THIS ASSIGNMENT OF TENANT LEASES AND SECURITY DEPOSITS (Assignment) is made and entered into effective this 1st day of September, 1999, by and between CHICAGO COLONY APARTMENTS ASSOCIATES, an Illinois general partnership (Assignor) and THE COLONY OF HOME PROPERTIES, LLC, a New York limited liability company (Assignee).

            The parties enter into this Assignment on the basis of and in reliance upon the following facts:

      A. Assignor has conveyed contemporaneously herewith to Assignee that certain improved parcel of land located in the Mt. Prospect, Illinois, more particularly described on EXHIBIT A attached hereto and by this reference incorporated herewith (the Property).

      B. Assignor has previously, in its capacity as owner of the Property, entered into certain occupancy leases at the Property, which are currently in force and effect, as described in EXHIBIT B attached hereto and by this reference incorporated herewith (Leases).

      C. Assignor now desires to assign and transfer to Assignee all of the Leases, together with any security deposits paid pursuant to the terms thereof and listed on EXHIBIT B attached hereto and made a part hereof for all purposes, and Assignee desires to accept the Leases and all of Assignors right, title, interest and obligations in, to and under the Leases, as set forth herein.

            NOW, THEREFORE, in consideration of (i) Ten Dollars ($10.00) and other good and valuable cash consideration and (ii) the mutual covenants and promises of the parties provided for herein, Assignor and Assignee agree as follows:

      1. Assignment. Assignor hereby assigns all of its right, title and interest in, to and under the Leases and any security deposits paid pursuant thereto as set forth on EXHIBIT B to Assignee.

      2. Assumption. Assignee hereby accepts said assignment and assumes all of the obligations of Assignor under the Leases from and after the date hereof.

      3.  Counterparts.   This  Assignment  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original, and all of such counterparts, taken together, shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the undersigned parties have executed this Assignment effective as of the 1st day of September, 1999.


                              ASSIGNOR:

                              CHICAGO COLONY APARTMENTS ASSOCIATES

                              By: PaineWebber Income Properties Seven Limited
                                  Partnership, general partner

                                  By: Seventh Income Properties Fund, Inc., its
                                      managing general partner


                                      By: /s/ Rock M. D'Errico
                                          --------------------
                                      Name:  Rock M. D'Errico
                                      Title:  Vice President


                              By: Chicago Colony Apartments Company, L.P.,
                                  general partner


                                  By: /s/ Lewis A. Levey
                                      ------------------
                                  Name:  Lewis A. Levey
                                  Title:  President


                              ASSIGNEE:

                              THE COLONY OF HOME PROPERTIES, LLC

                              By: Home Properties of New York, L.P., its  sole
                                  member

                                  By: Home Properties of New York, Inc., its
                                      general partner

                                      By: /s/ Donald H. Schefmeyer
                                          ------------------------
                                      Name:  Donald H. Schefmeyer
                                      Title:  Vice President

            Assignment and Assumption of Contracts and Intangibles

      This Assignment and Assumption of Contracts and Intangibles (this Assignment) is made and entered into as of this 1st day of September, 1999, by and between Chicago Colony Apartments Associates, an Illinois general partnership (Assignor), and The Colony of Home Properties, LLC, a New York limited liability company (Assignee).

                                  WITNESSETH:

      Assignor hereby assigns, sells, transfers, sets over and delivers unto Assignee all of Assignors estate, right, title and interest in and to the following:

      1. all licenses, permits, certificates of occupancy, approvals, entitlement, dedications, and subdivision maps issued, approved or granted by any governmental authorities or otherwise in connection with the real property known as the Colony Apartments (Property) described in Exhibit A attached hereto; the use of the name Colony Apartments and any other trade names, trademarks, and logos used by Assignor in the operation and identification of the Property; all development rights and other intangible rights, titles, interests, privileges and appurtenances of Assignor related to or used in connection with the Property and its operation; and all licenses, consents, easements, rights of way and approvals issued, approved or granted by any private parties to make use of utilities and to insure vehicular and pedestrian ingress and egress to the Property (collectively, Licenses and Permits);

      2. all plans and specifications respecting any buildings or improvements located on the Property; and all building inspection reports pertaining to the Property which are owned by and within the possession or control of Assignor (collectively, Records and Plans);

      3. all warranties and guaranties in effect with respect to the Property and all contracts for services and all operating agreements currently in effect with respect to the Property (the Contracts); and

      4. the interest of Assignor in all other intangible personalty relating to the use and operation of the Property including good will if any (the Intangibles).

      Assignor makes no warranties of any kind or nature, express or implied, regarding the Licenses and Permits, Records and Plans and Contracts and Intangibles.

      Assignee hereby assumes the performance of all of the terms, convents and conditions imposed upon Assignor under the Licenses and Permits, Records and Plans and Contracts arising on or after the date of delivery of this Assignment. Assignor shall be responsible for the performance of all of the terms, covenants and conditions imposed upon Assignor under the Licenses and Permits, Records and Plans and Contracts arising prior to the date of delivery of this Assignment.

      This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, and all of such counterparts, taken together, shall constitute one and the same instrument.

      The terms and provisions of this Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF this Assignment and Assumption of Contracts and Intangibles has been executed as of the date first above written.

                              ASSIGNOR:

                              CHICAGO COLONY APARTMENTS ASSOCIATES

                              By: PaineWebber Income Properties Seven Limited
                                  Partnership, general partner

                              By: Seventh Income Properties Fund, Inc., its
                                  managing general partner


                                  By: /s/ Rock M. D'Errico
                                      --------------------
                                  Name:  Rock M. D'Errico
                                  Title:  Vice President


                              By: Chicago Colony Apartments Company, L.P.,
                                  general partner


                                  By: /s/ Lewis A. Levey
                                      ------------------
                                  Name:  Lewis A. Levey
                                  Title:  President



                              ASSIGNEE:

                              THE COLONY OF HOME PROPERTIES, LLC

                              By: Home Properties of New York, L.P., its  sole
                                  member

                                  By: Home Properties of New York, Inc., its
                                      general partner

                                      By: /s/ Donald H. Schefmeyer
                                          ------------------------
                                      Name:  Donald H. Schefmeyer
                                      Title:  Vice President

                                                                Loan No. 6516584

                  ASSIGNMENT, ASSUMPTION AND RELEASE AGREEMENT

     This ASSIGNMENT, ASSUMPTION AND RELEASE AGREEMENT (Agreement) is made as of the 1st day of August, 1999 between and among (a) CHICAGO COLONY APARTMENTS ASSOCIATES, an Illinois general partnership (Borrower), (b) THE COLONY OF HOME PROPERTIES, LLC, a New York limited liability company (Transferee), and (c) JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation (the Lender).

A.   RECITALS

   The Lender is the holder of a loan (the Loan) to Borrower evidenced by a Promissory Note dated July 31, 1995 (the Note) in the original principal amount of $17,400,000.00 from Borrower to Lender (Hancock).

   Borrowers obligations under the Note are further evidenced and secured by the documents set forth on Exhibit A attached hereto and incorporated herein (the Security Documents). The Note, the Security Documents, and a certain Certificate and Indemnity Agreement dated as of July 31, 1995, from Borrower in favor of Lender (the Indemnity Agreement) and all other documents executed and delivered in connection with the Loan, are herein collectively, referred to as the Loan Documents.

   The real property owned by Borrower (1) is located at 475 Enterprise Drive, in Cook County, Mount Prospect, Illinois, (2) is more particularly described in the Mortgage (as defined in Exhibit A), (3) is encumbered by the Security Documents and (4) together with all other property encumbered by the Security Documents, is referred to in this Agreement as the Property.

   Borrower wishes to convey its interest in the Property and to assign the Loan Documents to Transferee. Transferee desires to purchase the Property and to assume liability for the payment and performance of the obligations under the Loan Documents. Lender has agreed to consent to such assignment and assumption upon the terms and conditions of this Agreement. Subject to the terms hereof, Lender has agreed to release Borrower from its liabilities and obligations under the Loan Documents accruing from and after the date hereof.

B.   AGREEMENTS

   1. Representations Accurate. Borrower represents and warrants that the above statements in the Recitals are true and accurate. Transferee represents and warrants that the above statements in Recital 4 are true and accurate. The foregoing Recitals are incorporated herein by reference.

   2. Status of Loan.

    a.    Borrower, Lender and Transferee confirm and agree that as of August 1,
          1999,   the   outstanding   principal   balance   under  the  Loan  is
          $16,309,115.12.

    b. Borrower and Transferee confirm and agree that monthly payments in the amount of $129,718.40 are due and owing under the Note, and Borrower and Lender confirm and agree that Borrower has paid principal and interest under the Note through July 31, 1999.

    c. Borrower confirms that to the best of its knowledge no event of default has occurred under the Loan, and to the best of its knowledge no event has occurred or condition exists that, with notice and/or the passage of time, would constitute an event of default under the Loan.

    d. Lender confirms that as of the date of this Agreement no current default in payment of principal or interest exists under the Loan, and to the best of its knowledge no other event of default exists under the Loan Documents.

                                                                Loan No. 6516584


    e. Borrower and Transferee ratify, affirm and acknowledge that the Note and the other Loan Documents represent their valid and enforceable and collectible obligations, and that there are no existing claims, defenses (personal or otherwise) or rights of setoff with respect thereto.

    f. Borrower and Transferee acknowledge and agree that except as provided in Paragraph 5(b) of this Agreement, this Agreement in no way releases, relinquishes or otherwise affects the liens, security interests and rights created by or arising under the Loan Documents or the priority thereof or Borrowers primary liability thereunder. Subject to Paragraph 5(b) of this Agreement, such liens, security interests and rights are hereby ratified, confirmed, renewed and extended in all respects.

    g. Borrower acknowledges and confirms that there are no subordinate liens of any kind covering or related to the Property, nor are there any mechanics liens or liens or unpaid taxes or assessments encumbering the Property, nor has notice of a lien or notice of intent to file a lien been received by Borrower.

   3. Assignment. In consideration of the foregoing, the mutual promises, undertakings, representations and covenants herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower hereby assigns, transfers, conveys and sets over to Transferee, all right, title and interest of Borrower in and to the Loan Documents.

   4. Assumption. In consideration of the foregoing, the mutual promises, undertakings, representations and covenants herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Transferee hereby assumes primary liability for the obligations to pay the indebtedness evidenced by the Note and the Security Documents and to perform all covenants, agreements and obligations under the Note and the other Loan Documents (including without limitation the Indemnity Agreement). Without limiting the foregoing or any of the obligations in the Loan Documents, Transferee hereby covenants, promises and agrees: (a) to pay the Note at the times, in the manner and in all other respects as provided therein; (b) to perform each and all of the covenants, agreements and obligations in the Loan Documents to be performed by Borrower at the time, in the manner and in all other respects as provided therein; and (c) to be bound by each and every term and provision of the Loan Documents, as though such documents had originally been made, executed and delivered by Transferee.

   5. Consent and Acknowledgement; and Release of Borrower.

    a. Lender hereby consents to and approves the conveyance and transfer of the Property from Borrower to Transferee and the assumption by Transferee of the obligations of Borrower under the Loan Documents, subject to the terms hereof and provided, further, that such consent shall not be deemed or construed as (x) a waiver of any provision requiring Lenders consent under the Loan Documents; (y) a consent to any amendment or extension of the Loan Documents or any subsequent assignment or transfer of any of the Loan Documents or the Property or any portion thereof or (z) a waiver, release, diminishing or derogation of Borrowers primary liability under the Loan Documents except as specifically provided in subparagraph (b) of this section.

    b. Lender hereby releases Borrower from all obligations and liabilities under the Note and the Loan Documents (including the Indemnity Agreement) which shall accrue from and after the date hereof. Notwithstanding the foregoing, Borrower shall remain liable for all obligations under the Loan documents prior to the date of this Agreement and shall have the burden of proving by clear and convincing evidence that any obligation for which it disclaims liability first occurred after the date of this Agreement and shall retain its obligations with respect to any such matter unless and until a court of competent jurisdiction finds that Borrower has met such burden.

                                                                Loan No. 6516584

    c. Lender acknowledges that following the conveyance of the Property to Transferee and the execution and delivery of this Agreement, Borrower intends to dissolve the organizational status of Borrower as a general partnership; provided, however, Borrower agrees, and PaineWebber Income Properties Seven Limited Partnership, a Delaware limited partnership and Chicago Colony Apartments Company, L.P., a Missouri limited partnership (the General Partners), the general partners of Borrower by their execution of this Agreement as the general partners of Borrower agree, with Lender that (i) neither such acknowledgment by Lender nor this Agreement constitutes the release by Lender of Borrower and of the General Partners, or an ageement by Lender to release Borrower and the General Partners, from any of the liabilities and obligations of Borrower and the General Partners under the Loan Documents (including the Indemnity Agreement), except as specifically provided in subparagraph (b) above of this paragraph; and (ii) no such agreement or release of Borrower and of the General Partners by Lender other than as specified in subparagraph (b) above of this paragraph shall be inferred by reason of any course of dealing by Lender with Borrower with knowledge that Borrower so intends to dissolve its organizational status as a general partnership.

   6. Lender Fees and Expenses. Prior to recordation of this Agreement, Borrower and Transferee agree to pay all costs and fees, including without limitation attorneys' fees, title insurance fees, any administrative fees or charges, recording or transfer fees, in connection with this Agreement, the drafting of this Agreement and Lenders review of the request for the consent granted herein. If Lender retains counsel for advice or other representation (a) in any litigation, contest, dispute, suit or proceeding (whether instituted by Lender or any other party) relating in any way to this Agreement or (b) to enforce any party's obligations hereunder, the reasonable attorney's and parallel's fees arising from such services and all related expenses and court costs shall be paid by Borrower and Transferee upon demand of Lender.

   7. Release of Lender by Borrower. Borrower hereby irrevocably and unconditionally waives, releases and forever discharges any and all claims, demands, actions, causes of action, suits, debts, accounts, covenants, obligations, and liabilities of every nature (collectively, the Claims), which Borrower, its predecessors, successors, assigns, agents, attorneys, partners, subsidiaries, beneficiaries, officers, directors, employees, or any entity controlling or under common control with Borrower have or might have had against Lender, its predecessors, successors, assigns, agents, attorneys, partners, subsidiaries, beneficiaries, officers, directors, employees, or any entity controlling or under common control with Lender, existing on or before the date of the recording of this Agreement in connection with (a) the Loan, (b) the Loan Documents, or (c) the Property. Borrower hereby agrees never to commence, voluntarily aid in any way, prosecute or cause to be commenced or prosecuted against Lender any action or other proceeding based upon any of the Claims.

   8. Integration. Borrower, Transferee and Lender acknowledge that there are and were no oral or written representations, warranties, understandings, stipulations, agreements or promises made by any party or by any agent, employee or other representative of any party, pertaining to the subject matter of this Agreement which have not been incorporated into this Agreement. No express or implied consent to any further modifications involving any of the matters set forth in the Loan Documents or this Agreement shall be inferred or implied by Lenders execution of this Agreement. Any further modification of the Loan or of any Loan Document shall require the express written approval of Lender. No provision hereof shall be modified or limited except by a written instrument signed by the parties hereto, expressly referring hereto and to the provision so modified or limited.

   9. No Prejudice. Execution of this Agreement by Lender shall be without prejudice to Lenders rights at any time in the future, to exercise any and all rights conferred upon Lender by any of the Loan Documents in accordance with their original terms or as the same are hereby amended.

   10. Authority. Borrower and Transferee hereby warrant and represent that the persons executing this Agreement have full authority to execute this Agreement on their respective behalves and to bind Borrower and Transferee. In addition, Borrower and Transferee warrant and represent to Lender that the execution and delivery by them of this Agreement and the performance hereunder has not and will not result in a breach of, or constitute a default under, any deed of trust, mortgage deed, lease, bank loan, credit arrangement, or other instrument or agreement to which Borrower and/or Transferee are parties or by which Borrower, the Transferee or the Property may be bound or affected.

                                                                Loan No. 6516584


   11. No Relationship Between Parties. Nothing contained in this Agreement or in any of the other Loan Documents shall be construed as creating a joint venture or partnership between Borrower, Transferee and Lender; and Lender shall have no right or control or supervision, except as it may exercise under the rights and remedies provided in the Loan Documents.

   12. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Lender, Borrower and Transferee and their respective heirs, legal representatives, successors and assigns.

   13. Governing Law. This Agreement is delivered in, relates to real and personal property located in, and shall be governed by and construed according to the substantive laws and judicial decisions of Illinois (regardless of the place of business, residence, location or domicile of the parties hereto or any of their constituent partners or principals). Each party hereby submits to personal jurisdiction in the State of Illinois for the enforcement of this Agreement and hereby waives any claim or right under the laws of any other state or of the United States to object to such jurisdiction. If such litigation is commenced, each party agrees that service of process may be made by serving a copy of the summons and compliant upon each party, through any lawful means, including upon its registered agent within the State of Illinois, whom each party hereby appoints as its agent for this purpose. Nothing contained herein shall prevent Lenders bringing any action or exercising any rights against each party personally or against any property of each party within any other county, state or country. The means of obtaining personal jurisdiction and perfecting service of process set forth above are not intended to be exclusive but are in addition to all other means of obtaining personal jurisdiction and perfecting service of process now or hereafter provided by applicable law.

   14. Notices. Borrower and Transferee hereby notify and direct Lender to send all notices to be sent under the Loan Documents to Transferee rather than to Borrower, at the following address:

                       The Colony of Home Properties, LLC
                       850 Clinton Square
                       Rochester, New York  14604
                       Attn: Gerald B. Korn
                       Telephone:716-546-4900
                       Telecopier:716-546-5433

   15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original when executed and delivered, but all of which taken together shall constitute one and the same instrument.

   16. Headings. Headings are for convenience and reference only and in no way define or limit the provisions of this Agreement.

   17. Severability. All provisions contained in this Agreement are severable and the invalidity or unenforceability of any provision shall not affect or impair the validity or enforceability of the remaining provisions of this Agreement.

IN WITNESS WHEREOF the undersigned have executed this Agreement as of the date first set forth above.

LENDER                        JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY, a
                              Massachusetts corporation

                              /s/ Ronald E. Poch
                              ------------------
                              Name: Ronald E. Poch
                              Title: Assistant Treasurer


BORROWER                      CHICAGO COLONY APARTMENTS ASSOCIATES

                              By: PaineWebber Income Properties Seven Limited
                                  Partnership, general partner

                              By: Seventh Income Properties Fund, Inc., its
                                  managing general partner


                                  By: /s/ Rock M. D'Errico
                                      --------------------
                                  Name: Rock M. D'Errico
                                  Title: Vice President


                              By: Chicago Colony Apartments Company, L.P.,
                                  general partner


                                  By: /s/ Lewis A. Levey
                                      ------------------
                                  Name:  Lewis A. Levey
                                  Title:  President

TRANSFEREE                    THE COLONY OF HOME PROPERTIES, LLC

                              By: Home Properties of New York, L.P., its  sole
                                  member

                              By: Home Properties of New York, Inc., its general
                                  partner

                                  By:  /s/ Donald H. Schefmeyer
                                       ------------------------
                                  Name:  Donald H. Schefmeyer
                                  Title: Vice President

                           INDEMNIFICATION AGREEMENT

      This Indemnification Agreement (this Agreement) is given as of this 1st day of August, 1999, by The Colony of Home Properties, LLC (Indemnitor), for the benefit of Chicago Colony Apartments Associates (Seller), PaineWebber Income Properties Seven Limited Partnership (PWIP7) and Chicago Colony Apartments Company, L.P. (CCAC) (Seller, PWIP7, CCAC and any partners of Seller, PWIP7 and CCAC are known hereafter collectively as the Indemnified Party).

      WHEREAS, Seller and Indemnitor, as Purchaser entered into that certain Purchase and Sale Agreement (the Purchase Agreement), dated as of June 28, 1999, concerning the sale and acquisition of certain property commonly referred to as Colony Apartments, located in Mount Prospect, Illinois and more particularly described on Exhibit A attached hereto and incorporated herein by reference (the Property); and

      WHEREAS, the Property is being sold to Indemnitor subject to that certain loan in the original principal amount of $17,400,000 from John Hancock Mutual Life Insurance Company (Lender) to Seller, as Borrower (the Loan);

      WHEREAS, on the Closing Date (as defined in the Purchase Agreement) the Loan is being assigned to and assumed by Indemnitor on the terms and provisions set forth in that certain Assignment, Assumption and Release Agreement (the Assignment and Assumption Agreement), dated of even date herewith, among Seller, Indemnitor and Lender;

      WHEREAS, the Assignment and Assumption Agreement provides that Lender releases the Indemnified Party from all obligations and liabilities under the Note and the Loan Documents (as such terms are defined in the Assignment and Assumption Agreement) which accrue from and after the date of the Assignment and Assumption Agreement;

      WHEREAS, pursuant to Section 7.2 of the Purchase Agreement, the obligation of the Indemnified Party to close on the Closing Date and the other obligations of the Indemnified Party under the Purchase Agreement are conditioned and contingent upon receipt by the Indemnified Party of a release of all of its obligations as borrower under the Loan Documents, including obligations and liabilities arising and accruing prior to the date of the Assignment and Assumption Agreement.

      NOW THEREFORE, as a material inducement to the Indemnified Party and as a condition of the acquisition by Indemnitor of the Property, the undersigned agree as follows:

      1. Indemnification. From and after the date hereof, Indemnitor agrees to indemnify, defend, and hold harmless Indemnified Party from and against all liabilities, claims, actions, losses, damages, costs and expenses, including, without limitation, attorneys' fees, and expenses (including costs and fees associated with any appeals) (collectively, Losses) which Losses are threatened, incurred or suffered by Indemnified Party, or any Indemnified Party, based upon, arising out of, in connection with or by reason of any liability or obligation relating to the Loan Documents, arising or accruing with respect to any period prior to or after the date of the Assignment and Assumption Agreement; excepting only for such liabilities or obligations arising from or in relation to a breach of any of the representations or warranties contained in Paragraph 2 hereof.

      2. Representations and Warranties. As of the date hereof, Indemnified Party, and each partner of Indemnified Party, hereby represents and warrants to Indemnitor, without further investigation, that neither Indemnified Party nor any partner of Indemnified Party, is aware of any violation of, or default under, the Loan Documents.

      3. Binding. This Agreement shall be binding and inures to the benefit of the parties hereto and their respective successors and assigns.

      4. Counterparts. This Agreement may be executed in more than one counterpart, all of which shall constitute one document.

                        DOCUMENT CONTINUES ON NEXT PAGE

      IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the day and year first above written.

                              The Colony of Home Properties, LLC

                              By: Home Properties of New York, L.P., its sole
                                  member

                                  By: Home Properties of New York, Inc.

                                      By: /s/ Donald H. Schefmeyer
                                          ------------------------

                                      Name:  Donald H. Schefmeyer
                                      Title:  Vice President

                              Chicago Colony Apartments Associates

                              By: PaineWebber Properties Seven Limited
                                  Partnership, general partner

                                  By: Seventh Income Properties Fund, Inc., its
                                      managing general partner

                                      By: /s/ Rock M. D'Errico
                                          --------------------
                                      Name:  Rock M. D'Errico
                                      Title:  Vice President

                              By: Chicago Colony Apartments Company, L.P.,
                                  general partner

                                  By: /s/ Lewis A. Levey
                                      ------------------
                                  Name:  Lewis A. Levey
                                  Title: President



                             CLOSING STATEMENT Home
                             Properties of NY, Inc.
                                     9/1/99



                                                                 Seller's Debits   Seller's Credits
                                                                 ---------------   ----------------


Purchase price                                                                     $41,500,000.00
Earnest money deposit
Mortgage assumed                                                 $16,309,115.12
August mortgage interest                                            $106,734.10
1998 Tax credit                                                     $689,137.03
1999 Tax proration                                                  $917,589.87
Rent credit                                                               $0.00
Prepaid rent                                                         $11,980.16
Security deposit                                                    $265,689.00
Interest on Security deposit                                         $10,627.56
Utility credit:
                 ComEd       $2,966.28
   Santana natural gas       $3,695.56
                 NIGAS       $5,203.44
         Water & Sewer       $1,488.40                                $13,353.68
                             ---------
Contracts:
                Refuse       $4,105.93
               Laundry           $0.00                                 $4,105.93
                             ---------
Owner's Title Policy                                                  $16,600.00
Illinois Transfer Tax                                                 $25,191.00
Cook Co. Transfer Taxes                                               $12,595.50
1/2 Escrow fees                                                        $1,250.00
Survey                                                                    POC
Brokerage Commission                                                 $311,250.00
Interest on earnest money deposit                     post closing adjustment with title company
Mortgage - tax escrow                                                                 $669,232.70
Mortgage - replacement reserve                                                        $178,781.62
                                                                                      -----------

Totals                                                            $18,695,218.95   $42,348,014.32

Cash to close                                                     $23,652,795.37

Approved By:                                                          Approved By:
------------                                                          ------------

Chicago Colony Apartments Associates                                  The Colony of Home Properties, LLC
By:  Chicago Colony Apartments Company, L.P.                          By:  Home Properties of New York, LP

By:  /s/ Lewis A. Levey                                               By:  /s/ Donald H. Schefmeyer
     ------------------                                                    ------------------------
Title:  Managing General Partner                                      Title:  Vice President

By:  Paine Webber Income Properties Seven LP                          TICOR TITLE INSURANCE

By:  /s/ Rock M. D'Errico                                             By:  /s/ C. Hathaway
     --------------------                                                  ---------------
Title:  Vice President


Note:  Buyer to reimburse the seller for one weeks salary and benefits to Dan Chaifoux upon receipt of invoice for same.
